                                                                  Exhibit (d)(1)

                    ---------------------------------------

                         AGREEMENT AND PLAN OF MERGER

                                     among

                        HUGHES ELECTRONICS CORPORATION,

                            DIRECTV BROADBAND INC.

                                      and

                            TELOCITY DELAWARE, INC.

                         Dated as of December 21, 2000

                    ---------------------------------------

                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE 1 THE OFFER.....................................................................................   2

     1.1     The Offer..................................................................................   2
             ---------
     1.2     Actions by Purchaser and Merger Sub........................................................   3
             -----------------------------------
     1.3     Actions by the Company.....................................................................   4
             ----------------------
     1.4     Composition of Board of Directors..........................................................   6
             ---------------------------------
     1.5     Top-Up Option..............................................................................   7
             -------------

ARTICLE 2 THE MERGER....................................................................................   8

     2.1     The Merger.................................................................................   8
             ----------
     2.2     The Closing................................................................................   8
             -----------
     2.3     Effective Time.............................................................................   8
             --------------
     2.4     Effects of the Merger......................................................................   8
             ---------------------

ARTICLE 3 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION..........................   8

     3.1     Certificate of Incorporation...............................................................   8
             ----------------------------
     3.2     Bylaws.....................................................................................   9
             ------

ARTICLE 4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...........................................   9

     4.1     Director...................................................................................   9
             --------
     4.2     Officers...................................................................................   9
             --------

ARTICLE 5 EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY..............................   9

     5.1     Merger Sub Stock...........................................................................   9
             ----------------
     5.2     Company Securities.........................................................................   9
             ------------------
     5.3     Exchange of Certificates Representing Shares of Common Stock...............................  11
             ------------------------------------------------------------
     5.4     Merger Without Meeting of Stockholders.....................................................  13
             --------------------------------------

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  13

     6.1     Existence; Good Standing; Corporate Authority..............................................  14
             ---------------------------------------------
     6.2     Authorization, Validity and Effect of Agreements...........................................  15
             ------------------------------------------------
     6.3     Compliance with Laws.......................................................................  15
             --------------------
     6.4     Capitalization.............................................................................  15
             --------------
     6.5     Subsidiaries...............................................................................  16
             ------------
     6.6     No Violation...............................................................................  16
             ------------
     6.7     Company Reports; Offer Documents...........................................................  17
             --------------------------------
     6.8     Absence of Certain Changes.................................................................  18
             --------------------------
     6.9     Taxes......................................................................................  19
             -----
     6.10    Employee Benefit Plans.....................................................................  20
             ----------------------
     6.11    Brokers or Finders.........................................................................  23
             ------------------

     6.12       Licenses and Permits.......................................................................  23
                --------------------
     6.13       Environmental Matters......................................................................  23
                ---------------------
     6.14       Title to Assets............................................................................  24
                ---------------
     6.15       Leased Properties..........................................................................  25
                -----------------
     6.16       Labor and Employment Matters...............................................................  25
                ----------------------------
     6.17       Intellectual Property......................................................................  26
                ---------------------
     6.18       Material Agreements........................................................................  27
                -------------------
     6.19       No Undisclosed Liabilities.................................................................  27
                --------------------------
     6.20       Litigation.................................................................................  27
                ----------
     6.21       Insurance..................................................................................  27
                ---------
     6.22       Affiliate Transactions.....................................................................  28
                ----------------------
     6.23       Opinion of Financial Advisor...............................................................  28
                ----------------------------
     6.24       Vote Required..............................................................................  28
                -------------
     6.25       DGCL Section 203; State Takeover Statutes..................................................  28
                -----------------------------------------
     6.26       Termination of NBCi Agreement..............................................................  28
                -----------------------------
     6.27       Transaction Expenses.......................................................................  29
                --------------------
     6.28       Regulatory Filings.........................................................................  29
                ------------------

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB.......................................  29

     7.1        Existence; Good Standing; Corporate Authority..............................................  29
                ---------------------------------------------
     7.2        Authorization, Validity and Effect of Agreements...........................................  29
                ------------------------------------------------
     7.3        Offer Documents............................................................................  30
                ---------------
     7.4        No Violation...............................................................................  30
                ------------
     7.5        Financing..................................................................................  31
                ---------
     7.6        Purchaser-Owned Shares of Common Stock.....................................................  31
                --------------------------------------
     7.7        Interim Operations of Merger Sub...........................................................  31
                --------------------------------
     7.8        Brokers or Finders.........................................................................  31
                ------------------

ARTICLE 8 COVENANTS........................................................................................  31

     8.1        Interim Operations.........................................................................  31
                ------------------
     8.2        Company Stockholder Approval; Proxy Statement..............................................  34
                ---------------------------------------------
     8.3        Filings; Other Action......................................................................  36
                ---------------------
     8.4        Publicity..................................................................................  36
                ---------
     8.5        Further Action.............................................................................  36
                --------------
     8.6        Insurance; Indemnity.......................................................................  37
                --------------------
     8.7        Access to Information......................................................................  38
                ---------------------
     8.8        No Solicitation............................................................................  38
                ---------------
     8.9        Interim Financing..........................................................................  40
                -----------------
     8.10       Rescission Offers..........................................................................  40
                -----------------

ARTICLE 9 CONDITIONS.......................................................................................  41

     9.1        Conditions to Each Party's Obligation to Effect the Merger.................................  41
                ----------------------------------------------------------

ARTICLE 10 TERMINATION; AMENDMENT; WAIVER..................................................................  42

     10.1       Termination................................................................................  42
                -----------
     10.2       Effect of Termination......................................................................  44
                ---------------------
     10.3       Amendment..................................................................................  45
                ---------
     10.4       Extension; Waiver..........................................................................  45
                -----------------

ARTICLE 11 GENERAL PROVISIONS..............................................................................  46

     11.1       Nonsurvival of Representations and Warranties..............................................  46
                ---------------------------------------------
     11.2       Notices....................................................................................  46
                -------
     11.3       Assignment; Binding Effect.................................................................  47
                --------------------------
     11.4       Entire Agreement...........................................................................  47
                ----------------
     11.5       Fees and Expenses..........................................................................  47
                -----------------
     11.6       Governing Law..............................................................................  47
                -------------
     11.7       Headings...................................................................................  48
                --------
     11.8       Interpretation.............................................................................  48
                --------------
     11.9       Severability...............................................................................  48
                ------------
     11.10      Enforcement of Agreement...................................................................  48
                -------------------------
     11.11      Counterparts...............................................................................  49
                ------------
     11.12      Guaranty by Purchaser......................................................................  49
                ---------------------

                           GLOSSARY OF DEFINED TERMS

                                                                                                        Location of
Definition                                                                                             Defined Term
1999 Balance Sheet.....................................................................................Section 6.14
1999 Promissory Notes...............................................................................Section 8.10(b)
2000 Promissory Notes...............................................................................Section 8.10(a)
Acquisition Proposals................................................................................Section 8.8(a)
Action...............................................................................................Section 8.6(e)
Agreement..................................................................................................Preamble
Ancillary Documents.....................................................................................Section 6.2
Benefit Plan Related Documents......................................................................Section 6.10(i)
Board of Directors.........................................................................................Recitals
Business Day...........................................................................................Section 11.8
Break-Up Fee........................................................................................Section 10.2(b)
Certificate..........................................................................................Section 5.3(a)
Closing.................................................................................................Section 2.2
Closing Date............................................................................................Section 2.2
Code.................................................................................................Section 5.3(j)
Common Stock...............................................................................................Recitals
Company....................................................................................................Preamble
Company Benefit Plans...............................................................................Section 6.10(a)
Company Reports......................................................................................Section 6.7(a)
Confidentiality Agreements...........................................................................Section 8.8(b)
Continuing Directors.................................................................................Section 1.4(b)
Contract................................................................................................Section 6.6
Consents................................................................................................Section 6.6
Disclosure Letter.........................................................................................Article 6
DGCL.................................................................................................Section 1.3(a)
Dissenting Common Stock .............................................................................Section 5.2(b)
DOL.................................................................................................Section 6.10(e)
Effective Time..........................................................................................Section 2.3
Encumbrances............................................................................................Section 6.5
Environmental Law......................................................................................Section 6.13
ERISA...............................................................................................Section 6.10(a)
ERISA Affiliate.....................................................................................Section 6.10(i)
ESPP.................................................................................................Section 5.2(f)
ESPP Date............................................................................................Section 5.2(f)
Exchange Act.........................................................................................Section 1.1(a)
Exchange Fund........................................................................................Section 5.3(a)
Fairness Opinion.....................................................................................Section 1.3(a)
Financial Advisor....................................................................................Section 1.3(a)
Form S-1............................................................................................Section 6.10(b)

GAAP.................................................................................................Section 6.7(a)
Governmental Entity.....................................................................................Section 6.3
Hazardous Substance....................................................................................Section 6.13
HSR Act.................................................................................................Section 6.6
Information Statement................................................................................Section 6.7(b)
Indemnified Party....................................................................................Section 8.6(e)
Independent Contractor..............................................................................Section 6.10(a)
Initial Offer Expiration Date........................................................................Section 1.1(a)
Intellectual Property Rights........................................................................Section 6.17(a)
knowledge..............................................................................................Section 11.8
Lease..................................................................................................Section 6.15
Licensed Rights.....................................................................................Section 6.17(a)
Litigation...........................................................................................Section 8.6(c)
Losses...............................................................................................Section 8.6(c)
Matching Offer.......................................................................................Section 8.8(c)
Material Adverse Effect.................................................................................Section 6.1
Material Agreement.....................................................................................Section 6.18
Merger.....................................................................................................Recitals
Merger Consideration.................................................................................Section 5.2(b)
Merger Sub.................................................................................................Preamble
Minimum Condition.........................................................................................Exhibit A
Offer......................................................................................................Recitals
Offer Consideration..................................................................................Section 1.1(a)
Offer Documents.........................................................................................Section 1.2
Operating Agreement....................................................................................Section 6.26
Options.................................................................................................Section 6.4
Paying Agent.........................................................................................Section 5.3(a)
Percentage...........................................................................................Section 1.4(a)
Permits................................................................................................Section 6.12
Policies.............................................................................................Section 8.6(a)
Proxy Statement......................................................................................Section 8.2(b)
Purchaser..................................................................................................Preamble
Purchaser Expenses..................................................................................Section 10.2(d)
Regulatory Filings......................................................................................Section 6.6
Release Agreements.....................................................................................Section 8.10
Schedule 14D-9.......................................................................................Section 1.3(b)
SEC..................................................................................................Section 1.1(b)
Securities Act..........................................................................................Section 6.6
Stockholder Meeting..................................................................................Section 8.2(a)
Significant Stockholder....................................................................................Recitals
Subsidiary.............................................................................................Section 11.8
Superior Proposal....................................................................................Section 8.8(e)
Support Agreement...........................................................................................Annex A
Surviving Corporation...................................................................................Section 2.1
Taxes...................................................................................................Section 6.9

Tax Return..............................................................................................Section 6.9
Tender Agreement...........................................................................................Recitals
Terminating Company Breach..........................................................................Section 10.1(h)
Terminating Purchaser Breach........................................................................Section 10.1(c)
Top-Up Exercise Event................................................................................Section 1.5(c)
Top-Up Option........................................................................................Section 1.5(a)
Top-Up Option Shares.................................................................................Section 1.5(a)
Top-Up Termination Event.............................................................................Section 1.5(c)
Warrants.............................................................................................Section 5.2(d)
Warrant Agreements...................................................................................Section 5.2(d)
Warrant Consideration................................................................................Section 5.2(d)

                         AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as
                                                           ---------
of December 21, 2000, is made and entered into among Hughes Electronics Corporation, a Delaware corporation ("Purchaser"), DIRECTV Broadband Inc., a
                                      ---------
Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"),
                                                                  ----------
and Telocity Delaware, Inc., a Delaware corporation (the "Company").
                                                          -------

                                   RECITALS

                  WHEREAS, the boards of directors of Purchaser, Merger Sub and the Company each have determined that it would be advisable and is in the best interests of their respective companies and stockholders for Purchaser to acquire the Company on the terms and subject to the conditions set forth herein;

                  WHEREAS, to effectuate the acquisition, Purchaser and the Company each desire that Purchaser cause Merger Sub to commence a cash tender offer (as such offer may be amended or extended from time to time as provided herein, the "Offer") to purchase all of the outstanding shares of common stock,
             -----
par value $0.001 per share (the "Common Stock"), of the Company on the terms and
                                 ------------
subject to the conditions set forth in this Agreement, including Exhibit A
                                                                 ---------
hereto;

                  WHEREAS, concurrently with the execution hereof and in order to induce Merger Sub and Purchaser to enter into this Agreement, Merger Sub and Purchaser are entering into a Tender and Stockholder Support Agreement (the "Tender Agreement") with the stockholders of the Company listed on Annex A
 ----------------
thereto (each a "Significant Stockholder") under which each Significant
                 -----------------------
Stockholder is, among other things, agreeing to tender all of such Significant Stockholder's shares of Common Stock in the Offer upon the terms and conditions set forth therein;

                  WHEREAS, upon consummation of the Offer, and as soon as may be permitted thereafter, Merger Sub shall be merged with and into the Company (the "Merger") in accordance with this Agreement and the relevant provisions of the
 ------
DGCL (as defined below) and the surviving corporation in the Merger shall be the Company;

                  WHEREAS, the board of directors of the Company (the "Board of
                                                                       --------
Directors" or the "Board") has (a) approved this Agreement and the transactions
---------          -----
contemplated hereby, including the Offer and the Merger and (b) declared the advisability of this Agreement and resolved to recommend (subject to the limitations contained herein) that the Company's stockholders accept the Offer and tender their shares of Common Stock pursuant thereto; and

                  WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE OFFER

          1.1     The Offer.
                  ---------

          (a) Subject to the provisions of this Agreement and provided that this Agreement shall not have been terminated in accordance with Article 10
                                                                 ----------
hereof, on or before February 1, 2001 Merger Sub shall commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder), the
      ------------
Offer to purchase all of the outstanding shares of Common Stock at a price of $2.15 per share of Common Stock, net to the seller of such shares in cash, without interest (such price or any higher price as may be paid pursuant to the Offer, the "Offer Consideration"). Notwithstanding the foregoing, if between the
            -------------------
date of this Agreement and the closing of the Offer the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Offer Consideration shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The obligation of Purchaser and Merger Sub to commence the Offer and accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A hereto, which is incorporated herein by reference. Subject to
         ---------
the provisions of this Agreement, the Offer shall expire no later than April 2, 2001 (the "Initial Offer Expiration Date"), unless this Agreement is terminated
           -----------------------------
in accordance with Article 10, in which case the Offer (whether or not
                   ----------
previously extended in accordance with the terms hereof) shall expire on such date of termination.

          (b) Purchaser and Merger Sub expressly reserve the right, in their sole discretion, to modify the terms of the Offer and to waive any condition of the Offer, except that, without the prior written consent of the Company, Merger Sub shall not (and Purchaser shall cause Merger Sub not to) (i) waive the Minimum Condition (as defined in Exhibit A), (ii) reduce the number of shares of
                                 ---------
Common Stock subject to the Offer, (iii) reduce the price per share of Common Stock to be paid pursuant to the Offer, (iv) except as set forth below, extend the Offer, (v) change the form of consideration payable in the Offer, (vi) amend or modify any term or condition of the Offer (including the conditions set forth on Exhibit A) in any manner adverse to the holders of Common Stock or (vii)
   ---------
impose additional conditions to the Offer other than such conditions required by applicable law. So long as this Agreement is in effect and the conditions to the Offer set forth on Exhibit A have not been satisfied or waived, Merger Sub may,
                   ---------
without the consent of the Company, extend the expiration date of the Offer for one or more periods of up to ten additional Business Days each (but in no event shall Merger Sub be permitted to extend the expiration date of the Offer beyond the eightieth Business Day after the date the Offer is commenced). So long as this Agreement is in effect and the conditions to the Offer have been satisfied or waived and such conditions shall not apply to any extension pursuant to this sentence, Merger Sub may, without the consent of the Company, extend the Offer in accordance with Rule 14d-11 under the Exchange Act, if (i) the number of shares of Common Stock that have been validly tendered and not withdrawn represent more than 50% but less than 90% of the issued and outstanding shares of the Common Stock and (ii) Merger Sub shall accept and promptly pay for all shares of Common Stock validly tendered and not withdrawn; provided, however, that no such extension shall exceed, in the aggregate, twenty
--------  -------
Business Days. Notwithstanding the foregoing, Merger Sub may without the consent of the Company, extend the Offer (i) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (ii) for one or
      ---
more periods of up to ten additional Business Days due to the failure to satisfy the condition to the Offer relating to the expiration or termination of the waiting period under the HSR Act (as defined below). It is agreed that the conditions set forth in Exhibit A are for the sole benefit of Merger Sub and
                        ---------
Purchaser and may be asserted by Merger Sub or Purchaser, or may be waived in whole or in part by Merger Sub or Purchaser, in their sole discretion. The failure by Merger Sub or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub shall accept for payment and pay for, in accordance with the terms of the Offer, all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer (subject to the provisions of Rule 14d-11 under the Exchange Act, to the extent applicable.)

          (c) Purchaser shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any shares of Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer and shall be liable on a direct and primary basis for the performance by Merger Sub or the Surviving Corporation (as defined in Section 2.1), as the case may be, of its
                                     -----------
obligations under this Agreement with respect to the payment of the Offer Consideration, the Warrant Consideration (as defined in Section 5.2(d)) and the
                                                        -------------
Merger Consideration (as defined in Section 5.2(b)).
                                    -------------

          (d) Merger Sub may, at any time, transfer or assign to one or more corporations directly or indirectly wholly-owned by Purchaser the right to purchase all or any portion of the shares tendered pursuant to the Offer, provided that any such transfer or assignment shall not prejudice the rights of tendering stockholders to receive payment for shares of Common Stock properly tendered and accepted for payment.

          1.2     Actions by Purchaser and Merger Sub. On or before February 1,
                  -----------------------------------
2001, Purchaser and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain (including as an exhibit) or incorporate by reference an offer to purchase and forms of the related letter of transmittal and any other ancillary documents pursuant to which the Offer shall be made (such Tender Offer Statement on Schedule TO and the documents therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Company and
                                            ---------------
its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to the filing thereof with the SEC. The Company shall promptly supply to Purchaser and Merger Sub in writing, for inclusion in the Offer Documents, all information concerning the Company or any of its affiliates required by law, rule or regulation to be included in the Offer Documents. The Offer Documents shall comply as to form in all material respects with the requirements of the Exchange Act, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Purchaser or Merger Sub with respect to information supplied in writing by the Company for inclusion in the Offer Documents. Each of Purchaser, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent such information shall have become false or misleading in any material respect, and each of Purchaser, Merger Sub and the Company further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Purchaser and Merger Sub agree to provide the Company and its counsel with any comments Purchaser, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

          1.3     Actions by the Company.
                  ----------------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors at a meeting duly called and held has by a unanimous vote duly adopted resolutions (i) approving this Agreement, the Offer and the Merger, determining that the Merger is advisable and that the terms of the Offer and Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and tender all of their shares of Common Stock to Merger Sub and approve this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (ii) taking all action necessary to render the restrictions set forth in Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), inapplicable to the Offer, the Merger, this
                      ----
Agreement, the Tender Agreement and any of the transactions contemplated hereby and thereby and (iii) electing, to the extent permitted by law, not to be subject to any "moratorium," "control share acquisition," "business combination," "fair price" or other form of corporate anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the Tender Agreement. The Company further represents and warrants that the Board of Directors has received the opinion of Credit Suisse First Boston Corporation (the "Financial Advisor") to the effect that, as of the date
                         -----------------
of this Agreement, the Offer Consideration to be received in the Offer and the Merger by the holders of Common Stock is fair, from a financial point of view, to such holders (other than Purchaser and its affiliates) (the "Fairness
                                                                --------
Opinion"). Subject to the last sentence of this Section 1.3(a), the Company
-------                                         --------------
hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors described in the first sentence of this Section 1.3(a).
                                                               --------------
The Company hereby represents and warrants that it has been authorized by the Financial Advisor to permit the inclusion of the Fairness Opinion and references thereto, subject to prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld) in the Offer Documents, the Schedule 14D-9 (as defined in
Section 1.3(b)) and the Proxy Statement (as defined in Section 8.2(b)), if
--------------                                         --------------
applicable. The Company has been advised by each of its directors and executive officers that each such person intends to tender all shares of Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act. The Board of Directors shall not withdraw, modify or amend its recommendations described above in a manner adverse to Purchaser (or announce publicly its intention to do
so), except that the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) of this Agreement or the Merger in a manner adverse to Purchaser or approve or recommend or enter into an agreement with respect to a Superior Proposal (as defined in
Section 8.8) if the Company has complied with the terms of Section 8.8 and
-----------                                                -----------
Section 10.1(e).
--------------

          (b) The Company shall file with the SEC, concurrently with the filing of the Offer Documents with the SEC, a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended or supplemented from time to time, the "Schedule 14D-9") containing the
                                                --------------
recommendations described in the first sentence of Section 1.3(a) (subject to
                                                   --------------
the last sentence of Section 1.3(a)) and shall mail the Schedule 14D-9 to the
                     --------------
stockholders of the Company. To the extent practicable, the Company shall cooperate with Purchaser in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Purchaser or Merger Sub for inclusion in the Schedule 14D-9. Each of the Company, Purchaser and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Purchaser and Merger Sub and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) Each party hereto shall file all written communications, that are made public or otherwise supplied to third parties, with the SEC on or prior to the date the communication is first used. All such communications shall comply as to form and content, including bearing the appropriate legends, in all material respects with the applicable provisions of the federal securities laws. Each party agrees that, prior to any such filing or use of written communications, such party will provide the other party and its counsel the opportunity to review and comment on such communications and filings.

          (d) In connection with the Offer, the Company shall cause its transfer agent to furnish promptly to Merger Sub mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, and to furnish copies of other information in the Company's possession or control regarding the non-objecting beneficial owners of Common Stock, and shall furnish to Merger Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Merger Sub may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Purchaser and Merger Sub and each of their affiliates and associates shall hold in confidence the information contained in any of such labels, lists and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, shall promptly deliver to the Company all copies of such information then in their possession or under their control.

          (e) Subject to the terms and conditions of this Agreement, if there shall occur a change in law or in a binding judicial interpretation of existing law that would, in the absence of action by the Company or the Board of Directors, prevent Merger Sub, were it to acquire a specified percentage of the shares of Common Stock then outstanding, from adopting this Agreement by its affirmative vote as the holder of a majority of shares of Common Stock and without the affirmative vote of any other stockholder, the Company will use commercially reasonable efforts to promptly take or cause such action to be taken.

          1.4     Composition of Board of Directors.
                  ---------------------------------

          (a) Upon the acceptance for payment of, and payment by Merger Sub in accordance with the Offer for, at least a majority of the issued and outstanding shares of Common Stock on a fully diluted basis pursuant to the Offer, Purchaser shall be entitled to designate such number of directors on the Board of Directors, rounded up to the next whole number, as will give Purchaser representation on the Board of Directors equal to the product of (i) the number of authorized directors on the Board of Directors (giving effect to the directors elected pursuant to this Section 1.4) and (ii) the percentage that the
                                   -----------
number of shares of Common Stock purchased by Merger Sub or Purchaser or any affiliate thereof bears to the aggregate number of shares of Common Stock then outstanding (the "Percentage"), and the Company shall, upon the election and
                  ----------
request by Purchaser, promptly increase the size of the Board of Directors and/or secure the resignations of such number of directors as is necessary to enable Purchaser's designees to be elected to the Board of Directors and shall cause Purchaser's designees to be so elected. At the request of Purchaser, the Company will cause such individuals designated by Purchaser to constitute the same Percentage of (i) each committee of the Board, (ii) the board of directors of each Subsidiary (as defined in Section 11.8) of the Company and (iii) the
                                  ------------
committees of each such board of directors. The Company's obligations to appoint designees to the Board of Directors and committees thereof shall be subject to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all appropriate action required pursuant to such
Section 14(f) and Rule 14f-1 to effect any such election and shall, subject to the next succeeding sentence, include in the Schedule 14D-9 the information required by Section

14(f) and Rule 14f-1. Purchaser will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding the foregoing, the parties hereto shall use their respective reasonable efforts to ensure that at least three of the members of the Board of Directors shall at all times prior to the Effective Time be Continuing Directors (as defined in Section 1.4(b)).
               --------------

          (b) After the time that Purchaser's designees constitute at least a majority of the Board of Directors and until the Effective Time (as defined in
Section 2.3), any (i) amendment or termination of this Agreement by or on behalf
-----------
of the Company, (ii) exercise or waiver of any of the Company's rights or remedies hereunder, extension of time for the performance or waiver of any of the obligations or other acts of Purchaser or Merger Sub hereunder or (iii) other action by the Company in connection with this Agreement, shall require the approval of a majority of then-serving directors, if any, who are not designees of Purchaser (the "Continuing Directors"), except to the extent that applicable
                   --------------------
law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of both a majority of the Board of Directors and a majority of the Continuing Directors. If a vacancy among the Continuing Directors exists, the remaining Continuing Director or Directors shall be entitled to designate persons to fill such vacancies, who shall be deemed Continuing Directors for purposes of this Agreement. In the event there is only one remaining Continuing Director and he or she resigns or is removed, or if all Continuing Directors resign or are removed, he, she or they, as applicable, shall be entitled to designate his, her or their successors, as the case may be, each of whom shall be deemed a Continuing Director for purposes of this Agreement. The Board of Directors shall not delegate any matter set forth in this Section 1.4 to any committee of the Board of Directors.

          1.5     Top-Up Option.
                  -------------

          (a) The Company hereby grants to Purchaser an irrevocable option (the "Top-Up Option") to purchase that number of shares of Common Stock (the
      -------------
"Top-Up Option Shares") equal to the lowest number of shares of Common Stock
 --------------------
that, when added to the number of shares of Common Stock owned by Purchaser at the time of such exercise, shall constitute one share more than 90% of the shares of Common Stock then outstanding (assuming the issuance of the Top-Up Option Shares) at a price per share equal to the Offer Consideration; provided,
                                                                      --------
however, that the Top-Up Option shall not be exercisable unless immediately
-------
after such exercise Purchaser would own more than 90% of the shares of Common Stock then outstanding.

          (b) Purchaser may exercise the Top-Up Option, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the occurrence of a Top-Up Termination Event (as defined below).

          (c)     For purposes of this Agreement, a "Top-Up Exercise Event"
                                                     ---------------------
shall occur upon Purchaser's acceptance for payment pursuant to the Offer of shares of Common Stock constituting less than 90% of the shares of Common Stock then outstanding. Each of the following shall be a "Top-Up Termination Event":
                                                    ------------------------
(i) the Effective Time and (ii) the termination of this Agreement pursuant to its terms.

                                   ARTICLE 2
                                  THE MERGER

          2.1     The Merger. Subject to the terms and conditions of this
                  ----------
Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the applicable provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). In the event Merger Sub
                                ---------------------
acquires at least 90% of the outstanding Common Stock through the Offer or otherwise, Merger Sub and Purchaser shall effect the Merger pursuant to the "short-form" merger provisions of Section 253 of the DGCL and Section 5.4
                                                              -----------
hereof.

          2.2     The Closing. Subject to the terms and conditions of this
                  -----------
Agreement, the closing of the Merger (the "Closing") shall take place at the
                                           -------
offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, at 10:00 a.m., local time, as soon as practicable following the satisfaction (or waiver if permissible) of the conditions set forth in Article
                                                                       -------
9. The date on which the Closing occurs is hereinafter referred to as the
-
"Closing Date."
 ------------

          2.3     Effective Time. If all the conditions to the Merger set forth
                  --------------
in Article 9 shall have been fulfilled or waived in accordance herewith and this
   ---------
Agreement shall not have been terminated as provided in Article 10, the parties
                                                        ----------
hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL and any other appropriate documents to be properly executed and filed in accordance with such Section 251 on the Closing Date (or on such other date as Purchaser and the Company may agree). The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").
                                   --------------

          2.4     Effects of the Merger. The Merger shall have the effects set
                  ---------------------
forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE 3
                    CERTIFICATE OF INCORPORATION AND BYLAWS
                         OF THE SURVIVING CORPORATION

          3.1     Certificate of Incorporation. At the Effective Time, the
                  ----------------------------
certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time and such amended certificate shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with applicable law and the terms thereof.

          3.2     Bylaws. At the Effective Time, the bylaws of the Company in
                  ------
effect immediately prior to the Effective Time shall be amended to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time and such amended bylaws shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law, the terms thereof and the Surviving Corporation's certificate of incorporation.

                                   ARTICLE 4
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

          4.1     Director. The director of Merger Sub immediately prior to the
                  --------
Effective Time shall be the director of the Surviving Corporation as of the Effective Time and until his successor is duly appointed or elected in accordance with applicable law and the Surviving Corporation's certificate of incorporation and bylaws.

          4.2     Officers. The officers of the Company immediately prior to the
                  --------
Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law and the Surviving Corporation's certificate of incorporation and bylaws.

                                   ARTICLE 5
                      EFFECT OF THE MERGER ON SECURITIES
                         OF MERGER SUB AND THE COMPANY

          5.1     Merger Sub Stock. At the Effective Time, each share of common
                  ----------------
stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          5.2     Company Securities.
                  ------------------

          (a)     Cancellation of Certain Common Stock. Each share of Common
                  ------------------------------------
Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any Subsidiary of the Company or by Purchaser, Merger Sub or any other Subsidiary of Purchaser shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (b)     Conversion of Common Stock. Each share of Common Stock issued
                  --------------------------
and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled and retired in accordance with Section 5.2(a) and
                                                           --------------
any Dissenting Common Stock (as defined in Section 5.2(c)) shall be converted
                                           --------------
into the right to receive the Offer Consideration, payable in cash to the holder thereof, without any interest thereon (the "Merger Consideration"), in
                                            --------------------
accordance with Section 5.3. As of the Effective Time, all such shares of Common
                -----------
Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Certificate (as defined below) which immediately prior to the Effective Time represented any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificates as provided in Section
                                                                     -------

5.3, the Merger Consideration. Notwithstanding the foregoing, if between the
---
date of this Agreement and the Effective Time the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (c)     Dissenting Shares. Notwithstanding any provision of this
                  -----------------
Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Common
                                                         -----------------
Stock") will not be exchangeable for the right to receive the Merger
-----
Consideration, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will promptly give Purchaser notice of any demands received by the Company for appraisals of shares of Common Stock. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or settle any such demands.

          (d)     Warrants. Subject to Section 5.3, at the Effective Time, each
                  --------             -----------
holder of a then-outstanding warrant to purchase shares of Common Stock under any agreement or arrangement between such holder and the Company (collectively, the "Warrant Agreements") (true and correct copies of which have been provided
     ------------------
to Purchaser by the Company), to the extent then exercisable (individually, a "Warrant" and collectively, the "Warrants"), shall be cancelled and shall
 -------                         --------
automatically be converted into the right to receive, at the Effective Time (subject to any applicable withholding tax), cash in an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such Warrant (such amount being hereinafter referred to as the "Warrant
                                                                         -------
Consideration") and thereupon each Warrant shall terminate and each holder
-------------
thereof shall have no further rights to any Common Stock with respect thereto. In addition, any such Warrants which are not exercisable at the Effective Time shall be cancelled and each holder thereof shall have no further rights to any Common Stock with respect thereto. Payment for Warrants shall be made by the Company, subject to the terms and conditions of this Agreement and the provisions of the applicable Warrant Agreement, as soon as practicable after consummation of the Merger. The surrender of a Warrant to the Company in exchange for the Warrant Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Warrant. All amounts payable pursuant to this Section 5.2(e) shall be subject to any required
                         --------------
withholding of taxes and shall be paid without interest.

     (e)  Obligation of the Surviving Corporation. The Surviving Corporation's
          ---------------------------------------
obligation to make the cash payment described in Section 5.2(d): (i) shall be
                                                 --------------
subject to obtaining from the warrantholders any necessary consents to the cancellation of the applicable Warrants, and agreements from such warrantholders releasing any and all rights such warrantholders may have in respect of the applicable Warrants; and (ii) shall not require any action that violates any of the Warrant Agreements. Except as otherwise may be agreed to by the parties, the Company shall use its reasonable best efforts prior to the Effective Time to assure that (x) the Warrant Agreements shall terminate as of the Effective Time and the provisions in any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be canceled as of the Effective Time and (y) at and after the Effective Time no person party to a Warrant Agreement or other plans, programs, arrangements or agreements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and that all such plans and agreements will be terminated.

     (f)  Employee Stock Purchase Plan. As of a date prior to the consummation
          ----------------------------
of the Offer selected by the Company (the "ESPP Date"), all offering and
                                           ---------
purchase periods in progress under the Company's Employee Stock Purchase Plan (the "ESPP") shall be terminated and no new offering or purchasing periods shall
      ----
be commenced. The rights of participants in the ESPP with respect to any such offering or purchase periods shall be determined by treating the ESPP Date as the Purchase Date (as defined in the ESPP) of such offering and purchase periods but otherwise treating such shortened offering and purchase periods as fully effective and completed offering and purchase periods for all purposes under the ESPP, and such rights shall be exercised in accordance with the terms of the ESPP effective as of the ESPP Date. The Company shall take all actions as may be necessary in order to freeze the rights of the participants in the ESPP, effective as of the date of this Agreement, to existing participants and (to the extent permissible under the ESPP) existing participation levels. The Company shall take all actions necessary to terminate the rights of all participants under the ESPP effective as of the ESPP Date.

     5.3  Exchange of Certificates Representing Shares of Common Stock.
          ------------------------------------------------------------

     (a) Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company, which shall be reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for payment of the Merger
                                ------------
Consideration upon surrender of a certificate or certificates (each, a "Certificate") representing shares of Common Stock. Prior to or concurrently
 -----------
with the Effective Time, Purchaser shall cause Merger Sub or the Surviving Corporation, as the case may be, to deposit, in trust for the benefit of the holders of Certificates, with the Paying Agent cash in an amount necessary to pay for all the shares of Common Stock pursuant to Section 5.2(b). Such amounts
                                                   --------------
shall hereinafter be referred to as the "Exchange Fund."
                                         -------------

     (b) Promptly after the Effective Time, Purchaser shall cause the Paying Agent to mail to each holder of record of shares of Common Stock (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, which letter shall be in such form and have such other provisions as Purchaser may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly receive in exchange therefor the amount of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 5.2, and the shares represented by the Certificate so surrendered
   -----------
shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) As of the Effective Time, all shares of Common Stock (other than shares of Common Stock to be canceled and retired in accordance with Section
                                                                     -------
5.2(a) and any shares of Dissenting Common Stock) issued and outstanding
------
immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto or arising therefrom (including, without limitation, the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of the Certificate representing such shares in accordance with Section 5.3(b), and
                                                            --------------
until so surrendered, the Certificate representing such shares shall represent for all purposes only the right to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 5.3 shall be deemed to
                                                  -----------
have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates.

     (d) At or after the Effective Time, there shall be no transfers recorded on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time (other than transfers, consistent with standard settlement procedures, to reflect transactions in shares of Common Stock that occurred in the open market prior to the Effective
Time). If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 5.
                                                                      ---------

     (e) The Paying Agent shall invest the Exchange Fund as directed by Purchaser. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Purchaser as and when requested by Purchaser; provided, however, that any such investment or any such payment of earnings may
--------  -------
not delay the receipt by holders of Certificates of any Merger Consideration.

     (f) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Certificates who has not theretofore complied with this Article 5 shall thereafter look only to the Surviving
                   ---------
Corporation for payment of any Merger Consideration that may be payable in respect of each share of Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.

     (g) None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

     (i) Except as otherwise provided herein or in the letter of transmittal referred to in Section 5.3(b), Purchaser shall pay all charges and expenses (but
               --------------
excluding income and withholding taxes), including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Certificates.

     (j) Purchaser shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock, Options (as defined below) or Warrants such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax
              ----
law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

     5.4  Merger Without Meeting of Stockholders. Notwithstanding the foregoing,
          --------------------------------------
if Merger Sub, together with any other direct or indirect subsidiary of Purchaser, shall own at least 90% of the outstanding shares of Common Stock upon consummation of the Offer, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable, and in any event within five Business Days, after the expiration of the Offer without a meeting of stockholders of the Company, in accordance with
Section 253 of the DGCL.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the corresponding sections of the disclosure letter, dated the date hereof, delivered by the Company to Purchaser at or prior to delivery of this Agreement (the

"Disclosure Letter"), the Company hereby represents and warrants to Purchaser
 -----------------
and Merger Sub as follows:

     6.1  Existence; Good Standing; Corporate Authority. Each of the Company and
          ---------------------------------------------
its Subsidiaries is (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means
                                                  -----------------------
any change, effect, event, occurrence, state of facts or developments that (i) materially adversely affects the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole or (ii) adversely affects or delays the ability of the Company on the one hand, or Merger Sub and Purchaser on the other, to consummate the transactions contemplated by this Agreement, provided,
                                                                      --------
however, that none of the following shall be deemed in themselves, either alone
-------
or in combination, to constitute, a Material Adverse Effect (A) any change in the market price or trading volume of the Company's stock after the date hereof;
(B) any failure by the Company to meet internal revenue or earnings projections or forecasts or published revenue or earnings projections for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement and prior to the Effective Time; (C) decreases in working capital substantially consistent with the Company's internal projections supplied to the Purchaser; (D) any adverse change, effect, event, occurrence, state of facts or developments directly caused by the deterioration in performance of the Company's last-mile providers; (E) any adverse change, effect, event, occurrence, state of facts or development change, effect, event, occurrence, state of facts or developments directly caused by the announcement or pendency of the Offer or the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (F) any adverse change, effect, event, occurrence, state of facts or developments directly caused by resulting from or attributable to conditions affecting the DSL industry as a whole or the U.S. or world economies as a whole (unless such conditions adversely affect the Company in a materially disproportionate manner); (G) any adverse change, effect, event, occurrence, state of facts or development directly resulting from or attributable or relating to out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement and disclosed in the Disclosure Letter; or (H) any adverse change, effect, event, occurrence, state of facts or development directly caused by compliance with the terms of, or the taking of any action required by, this Agreement; and provided, further, that with respect to any dispute regarding whether any adverse change, effect, event, occurrence, state of facts or development is "directly caused" by any of the foregoing, the Company shall have the burden of proof by a preponderance of the evidence. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted and as currently proposed to be conducted except where the failure to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect. The Company has heretofore made available to Purchaser true and correct copies of the certificate of incorporation and bylaws or other governing instruments of the Company and each of its Subsidiaries as currently in effect.

     6.2  Authorization, Validity and Effect of Agreements. The Company has the
          ------------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby or executed in connection herewith to which it is a party (the "Ancillary Documents") and subject, if
                                      -------------------
required under applicable law with respect to the consummation of the Merger, to the approval of holders of the Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby (other than the adoption of this Agreement by the holders of the Common Stock if required by applicable law). This Agreement has been, and any Ancillary Document at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of Purchaser and Merger Sub) this Agreement constitutes, and each such Ancillary Document at the time of execution will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.3  Compliance with Laws. Neither the Company nor any of its Subsidiaries
          --------------------
is or has been in violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment, ruling or decree of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration, board or tribunal ("Governmental Entity") applicable to the Company or any of its
              -------------------
Subsidiaries or any of their respective properties or assets, except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, no investigation or claim by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than investigations or claims which could not reasonably be expected to have a Material Adverse Effect.

     6.4  Capitalization. The authorized capital stock of the Company consists
          --------------
of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As December 11, 2000, (a) 84,603,030 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (b) no shares of preferred stock are issued and outstanding, (c) no shares of Common Stock are held by the Company in its treasury and (d) no shares of Common Stock are held by the Company's Subsidiaries. Section 6.4 of the Disclosure Letter sets forth as of
                        -----------
the date hereof (i) the number of outstanding options to purchase shares of Common Stock of the Company ("Options"),
                              -------

Warrants and shares of restricted Common Stock (collectively, the "Company
                                                                   -------
Awards"), (ii) the dates on which the Company Awards were granted, (iii) the
------
number and class of securities of the Company for or into which each Company Award is exercisable, convertible or exchangeable, the exercise price thereof,
(iv) if applicable, whether such Company Award is vested or unvested or subject to a repurchase right of the Company, and (v) the number of shares of Common Stock that were issued in exchange for the promissory notes described in Section
                                                                         -------
8.10 and the stockholders party to such promissory notes. The Company has no
----
outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in this Section 6.4 or in Section 6.4 of the Disclosure
                            -----------       -----------
Letter, there are no other shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, the Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company and there are no performance awards outstanding under any plan, program or arrangement of the Company or any other outstanding stock-related awards. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's directors or executive officers is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

     6.5  Subsidiaries. (a) The Company owns directly, or indirectly through a
          ------------
Subsidiary, all the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries, and (b) each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims, restrictions, preemptive rights or other encumbrances ("Encumbrances").
                                                        ------------

     6.6  No Violation. Neither the execution and delivery by the Company of
          ------------
this Agreement or any of the Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby or thereby will: (a) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, result in the termination or give rise to a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment, penalty or other obligations pursuant to, result in the creation of any Encumbrance upon any of the properties or assets owned or used by the Company or its Subsidiaries under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, contract or other obligation (financial or otherwise) (each, a "Contract" and, collectively, "Contracts") to which the Company
 --------                      ---------
or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound; (c) require any consent, approval, order or authorization of, license, permit or waiver by, or declaration, filing or registration (collectively, "Consents")
                                                                  --------
with, any Governmental Entity, including any such Consent under the laws of any foreign jurisdiction, other than (i) the filings provided for in Section 2.3 and
                                                                 -----------
the filings required under the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") and state securities or "blue sky" laws the rules
              --------------
and regulations promulgated thereunder, (ii) the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and
                                                                  -------
any other applicable law governing antitrust or competition matters, (iii) filings required under the rules and regulations of the National Association of Securities Dealers, Inc. and (iv) the California Public Utilities Commission filing (together with the filings referred to in clauses (i), (ii) and (iii) above, the "Regulatory Filings"); (d) violate any laws applicable to the Company
            ------------------
or any of its Subsidiaries; or (e) subject the Company or (by reason of the Company's participation therein) the Offer or the Merger to any "moratorium," "control share acquisition," "business combination," "fair price" or other form of corporate anti-takeover laws and regulations.

     6.7  Company Reports; Offer Documents.
          --------------------------------

     (a) The Company has previously made available to Purchaser and Merger Sub true and complete copies of all reports, schedules, forms, registration statements and other documents required to be filed by the Company with the SEC since its initial public offering, (collectively, including all exhibits thereto, the "Company Reports"). The Company has complied in all material
              ---------------
respects with its SEC filing obligations under the Exchange Act and the Securities Act. Except as disclosed in a subsequent Company Report, there has not occurred any event or circumstance that, but for the passage of time, would be required to be disclosed in a Company Report. Each Company Report was prepared in accordance with the requirements of the Securities Act or the Exchange Act, as applicable, and did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy statement and the date of filing in the case of other Company Reports, except as set forth in or amended by a subsequent Company Report, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in or amended by a subsequent Company Report, the financial statements and related schedules and notes thereto of the Company contained in the Company Reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles ("GAAP") (except in the case of interim unaudited
                                 ----
financial statements) applied on a consistent basis except as noted therein, and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim unaudited financial statements to normal year-end audit adjustments, and, except as set forth in or amended by a subsequent Company Report, such financial statements complied as to form as of their respective dates with applicable rules and regulations of the SEC.

     (b) None of the Schedule 14D-9, any information statement filed by the Company in connection with the Offer pursuant to Rule 14f-1 under the Exchange Act (the "Information Statement"), any schedule required to be filed by the
          ---------------------
Company with the SEC or any amendment or supplement thereto, at the respective times such documents are filed with the SEC and first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation is made by the Company with respect to information supplied by Purchaser or Merger Sub for inclusion in the Schedule 14D-9 or Information Statement or any amendment or supplement to such information supplied by Purchaser or Merger Sub. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents will, at the date of filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any facts with respect to itself, any of its officers or directors or any of its Subsidiaries that would require the supplement or amendment to any of the foregoing documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company, and in the event Purchaser shall advise the Company as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, the Company shall promptly amend or supplement such document, and such amendment or supplement shall be promptly filed with the SEC, and as required by law disseminated to the stockholders of the Company.

     6.8  Absence of Certain Changes. Except as set forth in Section 6.8 of the
          --------------------------                         -----------
Disclosure Letter or as disclosed in the Company Reports, during the period from December 31, 1999 to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such business consistent with past practices, and there have not been
(a) any event, change, occurrence or development of a state of fact that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; (c) any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (d) any material change in accounting principles, practices or methods; (e) any entry into any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, or forgiveness of any indebtedness owed to the Company by, their respective directors, officers or employees, except for regularly scheduled employee raises in the ordinary course of business consistent with the Company's past practices or raises or forgiveness of indebtedness that, in the case of executive officers, have been approved by the compensation committee of the Board of Directors prior to the date hereof in the ordinary course of business consistent with the committee's past practices; (f) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees, except, in the case of employees, increases occurring in the ordinary course of business consistent with the Company's past practices; (g) any revaluation by the Company or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; (h) any material adverse change in the business relationship with any material customer, distributor or supplier of the Company or its Subsidiaries; or (i) any action of the type described in Sections 8.1
                                                                ------------
that had such action been taken after the date of this Agreement would be in violation of any such Section.

     6.9  Taxes. The Company and each of its Subsidiaries have timely filed and
          -----
will have timely filed on or prior to the Effective Time all Tax Returns (as hereinafter defined) required to be filed by any of them. All such Tax Returns are true, correct and complete. All Taxes (as hereinafter defined) of the Company and its Subsidiaries that are shown as due on such Tax Returns, or are otherwise due and payable, or are claimed or asserted by any taxing authority to be due, have been paid or will have been paid on or before the Effective Time, or adequate reserves (in conformity with GAAP applied on a consistent basis and consistent with such entities past custom and practice) have been established therefor, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP applied on a consistent basis and consistent with such entities custom and practice. No deficiencies for Taxes of the Company or any of its Subsidiaries have been claimed, proposed or assessed by any taxing or other governmental authority that are not being contested in good faith by the Company or a Subsidiary and for which adequate reserves have not been established (in conformity with GAAP applied on a consistent basis and consistent with such entity's past custom and practice) in the financial statements included in the Company Reports. There are no pending or, to the best of the Company's and its Subsidiaries' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company or its Subsidiaries, and there are no on-going negotiations with any taxing or other governmental authority with respect to Taxes of the Company or its Subsidiaries. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company or any of its Subsidiaries. The Company and each Subsidiary have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties. The Company and its Subsidiaries are not parties to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other person or entity. There are no liens for Taxes (other than for Taxes not yet delinquent) upon any of the assets of the Company or any of its Subsidiaries. The Company and its Subsidiaries have never been members of an affiliated group of corporations within the meaning of Section 1504 of the Code, with the exception of the common group for which the Company is the common parent, nor has the Company or any of its Subsidiaries, or any predecessor or affiliate of any of them, become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law. The Company and its Subsidiaries have not been "United States real property holding corporations" within the meaning of Section

897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries has been a party within the last three years to a transaction described in
Section 355 of the Code. For purposes of this Agreement, (i) "Tax" (and, with
                                                              ---
correlative meaning, "Taxes") means any federal, state, local or foreign income,
                      -----
gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or other additions to Tax, imposed by any Governmental Entity and (ii) "Tax Return" means any return, report or similar statement
                 ----------
required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     6.10 Employee Benefit Plans.
          ----------------------

     (a) Copies of all employee benefit plans (including without limitation all "employee benefit plans" as defined in Section 3(3) of ERISA) which cover or have covered employees, former employees or directors of the Company or any of its ERISA Affiliates (as hereinafter defined) or any person treated by the Company or an ERISA Affiliate as an independent contractor for tax purposes ("Independent Contractor") or to which the Company or an ERISA Affiliate
  ----------------------
contributes, has contributed or has incurred an obligation to contribute and all other plans, policies, arrangements and agreements (whether or not in writing) providing compensation, severance or other benefits to any current or former employee, director or Independent Contractor of the Company or any of its Subsidiaries (the "Company Benefit Plans") are listed on Schedule 6.10 of the
                   ---------------------                 -------------
Disclosure Letter, and copies of all such Company Benefit Plans (and a written description of any Company Benefit Plan that is not otherwise in writing) and all Benefit Plan Related Documents (as hereinafter defined) have previously been provided to Purchaser. Schedule 6.10 of the Disclosure Letter contains a
                       -------------
complete and accurate list of all ERISA Affiliates of the Company. To the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable law. None of any Company Benefit
  -----
Plan, or any officer, employee, former employee or director of the Company, any Subsidiary or any ERISA Affiliate, or the Company or any of its Subsidiaries or ERISA Affiliates has engaged in any transaction in violation of ERISA Section 404 or 406 or any "prohibited transaction" (as defined in Code Section 4975(c)(1)), or has incurred any liability or penalty under Section 4975 of the Code or Section 502 of ERISA or has engaged in any transaction that is reasonably likely to result in any such liability or penalty.

     (b) Neither the Company nor any ERISA Affiliate has ever (i) maintained, sponsored, contributed to or had any obligation to contribute to any Company Benefit Plan which has been subject to Title IV of ERISA, (ii) been required to contribute to, or otherwise incurred any liability in connection with, any "multiemployer plan" as defined in Section 4001(a)(3) or Section 3(37) of ERISA or (iii) except to the extent reflected in the financial statements (and the notes thereto) for the fiscal year ended December 31, 1999 included in the Company's Form S-1 Registration Statement declared effective by the SEC on March 29, 2000 (the "Form S-1"), provided health care or any other non-pension
               --------
benefits to any employee or former employee after their retirement or other termination of employment (other than as required by Part 6 of Subtitle B of Title I of ERISA).

     (c) No payment or benefit which may be required to be made by Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under
Section 280(G)(1) of the Code or will fail to be deductible under Section 4999 of the Code; nor will the Company, Merger Sub or Purchaser be required to "gross up" or otherwise compensate any person because of the imposition of any excise Tax on a payment to such person. Neither the execution and delivery of this Agreement or other related agreements nor the consummation of the transactions contemplated by this Agreement or such related agreements will, alone or in conjunction with any other possible event (including termination of employment),
(i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), or (ii) result in the acceleration or creation of any rights of any person to benefits under any Company Benefit Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any pension plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     (d) There is no action, order, writ, injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Company Benefit Plan that is pending, threatened or reasonably anticipated against the Company, any of its Subsidiaries, any ERISA Affiliate or any Company Benefit Plan. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional employee benefit plans or agreements of the Company or any ERISA Affiliate or to amend or modify any existing Company Benefit Plan (except to the extent required by law or to conform any such Company Benefit Plan to the requirements of applicable law, in each case as previously disclosed to Purchaser, or as required by the terms of this Agreement).

     (e) No event has occurred in connection with which the Company, any of its Subsidiaries, any ERISA Affiliate or any Company Benefit Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Company Benefit Plan or (ii) pursuant to any obligation of the Company or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Company Benefit Plans. The Company has no liability to the U.S. Department of Labor ("DOL") or the Internal Revenue Service,
                                  ---
including any liability imposed by Chapter 43 of the Code, with respect to any Company Benefit Plan.

     (f) Each Company Benefit Plan of the Company which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income tax under Section

501(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so exempt. To the knowledge of the Company, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any Company Benefit Plan intended to qualify under Section 401(a) of the Code or related trust. The Company is not aware of any operational defect with respect to any such Company Benefit Plan which would be reasonably likely to cause the loss of such qualification or exemption and which cannot be corrected through an Internal Revenue Service Compliance Resolution Program described in Revenue Procedure 2000-16.

     (g) Each Company Benefit Plan of the Company can be terminated within thirty (30) days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Company Benefit Plan, other than vesting of any accrued benefits under any "pension plan," as defined in section 3(2)(A) of ERISA.

     (h) The Company has complied in all material respects with the provisions of ERISA Section 601 et seq. and Code Section 4980B.

     (i) Each Company Benefit Plan is in compliance with and has been administered in accordance with its terms and all applicable laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's financial statements prior to the date of this Agreement. All tax, annual reporting and other governmental filings required by ERISA and the Code as to each Company Benefit Plan of the Company have been timely filed with the appropriate governmental agency, and all notices and disclosures to participants of such Company Benefit Plans required by either ERISA or the Code have been timely provided to such participants. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable law.

     (j) All individuals who, pursuant to the terms of any Company Benefit Plan, are entitled to participate in any such Company Benefit Plan, are currently participating in such Company Benefit Plan or have been offered an opportunity to do so and have declined in writing.

     (k) Other than negotiation of insurance premiums upon renewal of insurance policies, no event has occurred or circumstance exists that could result in a material increase in premium costs of the Company Benefit Plans of the Company that are insured or a material increase in benefit costs of such Company Benefit Plans that are self-insured. All premiums due and payable under all such policies have been timely paid and the Company is otherwise in material compliance with the terms of such policies.

     (l) For purposes of this Agreement, "ERISA Affiliate" means any business or entity that is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the

Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of
Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections. For purposes of this Agreement, "Benefit Plan
                                                                ------------
Related Documents" means (i) each Company Benefit Plan (and, if applicable,
-----------------
related trust agreements) and all amendments thereto, all material written interpretations or descriptions thereof which have been distributed to employees of the Company or its ERISA Affiliates and all annuity contracts or other funding instruments with respect to a Company Benefit Plan, (ii) the most recent determination or opinion letter issued by the IRS as to qualification under
Section 401(a) of the Code, or analogous ruling, if any, required under foreign law for each applicable Company Benefit Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series (or analogous periodic report, if any, required under foreign law) filed or required to be filed with any governmental agency for each applicable Company Benefit Plan. (including all schedules thereto and opinions of independent accountants), (iv) all personnel, payroll and employment manuals and policies of the Company, (v) all registration statements filed with respect to any Company Benefit Plan of the Company, (vi) all insurance policies purchased by or to provide benefits under any Company Benefit Plan of the Company, (vii) all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Company Benefit Plan of the Company,
(viii) all reports submitted within the four most recent plan years by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Company Benefit Plan of the Company,
(ix) forms of notice given to employees of the Company or any ERISA Affiliate of their rights under ERISA Section 601 et seq. and Code Section 4980B, (x) all notices that were given by the Company or any ERISA Affiliate or any Company Benefit Plan to the IRS, the DOL or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, and (xi) all notices that were given by the IRS or the DOL to the Company, any ERISA Affiliate or any Company Benefit Plan within the four years preceding the date of this Agreement.

     6.11 Brokers or Finders. No agent, broker, investment banker, financial
          ------------------
advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company other than the Financial Advisor and Broadview International LLC. True and complete copies of any engagement or other agreements between the Company and the Financial Advisor have been provided to Purchaser.

     6.12 Licenses and Permits. The Company and its Subsidiaries have all
          --------------------
necessary licenses, permits, certificates, approvals and authorizations (collectively, "Permits") required to lawfully conduct their respective businesses as presently conducted, except for those Permits the lack of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and no Permit is subject to any outstanding order, decree, judgment or stipulation that would be likely to affect such Permit, where the effect of the foregoing could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     6.13 Environmental Matters. Except for any matters that, individually or in
          ---------------------
the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries has been and are now in compliance with all Environmental Laws in effect on the date hereof; (b) the Company and each of its Subsidiaries have obtained, and are in full compliance with, all material Permits required by applicable laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, byproducts, wastes and other substances used or produced by or otherwise relating to the operations of any of them; (c) there is not now and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from, or to, any property owned, leased or operated by the Company or any of its Subsidiaries which could impose liability or responsibility on the Company or any of its Subsidiaries; (d) neither the Company nor any of its Subsidiaries has received any notice from any Governmental Entity or third party of alleged actual or potential responsibility for, or any inquiry or investigation regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor are the Company and its Subsidiaries aware of any information which might form the basis of any such notice; (e) to the knowledge of the Company, there is no site to which the Company or any of its Subsidiaries have transported or arranged for the transport of Hazardous Substances that is the subject of any environmental action; (f) to the knowledge of the Company, there is not now and has not been at any time any underground storage tank or any asbestos at any property owned, leased or operated by the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries has released any other person from any claim under any Environmental Law or waived any rights under any Environmental Law; and (h) true, complete and correct copies of the written reports, and all parts thereof of all environmental audits or assessments which have been conducted at any property owned, leased or operated by the Company or any of its Subsidiaries, have been provided to Purchaser to the extent such reports are in the possession or control of the Company or its advisors or representatives. As used in this Agreement, the term "Environmental Laws" means foreign, federal,
                                  ------------------
state or local laws, statutes, ordinances, regulations, rules, policies, judgments, court orders, permits and licenses that are applicable to the Company and in effect on the date of this Agreement and (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing. As used in this Agreement, the term "Hazardous Substances" means any
                                                --------------------
pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws. For purposes of this Section 6.13, the term "Company" shall include (i) all
                 ------------           ---------
affiliates of Company, (ii) all partnerships, joint ventures and other entities or organizations in which Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Company or to which Company has succeeded.

     6.14 Title to Assets.
          ---------------

     (a) The Company and each of its Subsidiaries have good and marketable title to all of their real and personal properties and assets reflected on the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1999 included in the Company's Form S-1 (the "1999 Balance Sheet"), or acquired after December 31, 1999 (other than assets
 ------------------
disposed of since December 31, 1999 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and Encumbrances, except for (i) Encumbrances that secure indebtedness that is properly reflected in the 1999 Balance Sheet or in any subsequently filed Company Report; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1999, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects or Encumbrances, if any, as individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b) The Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business except where the absence of such ownership or leasehold interest could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns any real property.

     (c) Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any person to sell or otherwise dispose (except in the ordinary course of business consistent with past practice) of any of its assets with an individual value of $50,000 or an aggregate value in excess of $500,000.

     6.15 Leased Properties. Except as could not reasonably be expected to have
          -----------------
a Material Adverse Effect: the Company has received no notice of any intention by any lessor under a lease to which the Company or any of its Subsidiaries is a party (a "Lease") to cancel or terminate the same (nor has the Company canceled
         -------
or terminated any Lease), nor has the Company vacated all or any portion of such leased properties; neither the Company nor any of its Subsidiaries is in default under any Lease; except as set forth in Schedule 6.15 of the Disclosure Letter
                                        -------------
(i) no Lease has been modified, altered or amended in any respect, (ii) no condition presently exists which would give any lessor the right to cancel or terminate its Lease and (iii) the Company has no interest in any real property other than the leasehold possessory interest set forth in such Lease; and each of the Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the lessor thereunder.

     6.16 Labor and Employment Matters. Neither the Company nor any of its
          ----------------------------
Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union or labor organization. Except for such matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (a) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business, (b) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the

Company or any of its Subsidiaries or (c) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to such employees.

     6.17 Intellectual Property.
          ---------------------

     (a)  The Company Disclosure Letter sets forth a true and complete list of
(i) all United States and foreign patents, patent applications, trademarks, trademark registrations and applications, trade names, service marks and copyright registrations and applications therefor owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and
                   ----------------------------
foreign patents, patents applications, trademarks, trademark registrations and applications, trade names, service marks, copyrights and applications therefor and trade secrets licensed to the Company or any of its Subsidiaries (the "Licensed Rights").
 ---------------

     (b) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (i) (A) the Intellectual Property Rights are free and clear of any Encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange; (B) the Licensed Rights are free and clear of any Encumbrances; and (C) the Intellectual Property Rights and the Licensed Rights are all the material rights necessary to the conduct of the business of each of the Company and its Subsidiaries as presently conducted or as proposed to be conducted.

          (ii) To the knowledge of the Company, the validity of the Intellectual Property Rights and title thereto, and the validity of the Licensed Rights, (A) have not been questioned in any prior litigation; (B) are not being questioned in any pending litigation; and (C) are not the subject or subjects of any threatened or proposed litigation and is not involved in any interference, reissue, challenge, reexamination, invalidation, opposition proceeding or cancellation.

          (iii) To the knowledge of the Company, the business of the Company and its Subsidiaries, as presently conducted and as proposed to be conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights, trade secrets or other intellectual property rights of others.

          (iv) The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or any of the Licensed Rights.

     (c) Each of the Company and its Subsidiaries owns, or possesses valid license rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries, except to the extent that the failure thereof could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no infringement suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

     6.18  Material Agreements. Except as listed in the exhibit index to the
           -------------------
Company's Form S-1 or any subsequently filed Company Report and except for agreements made for the purpose of completing the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to, or bound by, any Material Agreement of any kind to be performed in whole or in part after the Effective Time. The term "Material Agreement" shall mean any
                                         ------------------
agreement to which the Company or any of its Subsidiaries is a party and (i) is required to be disclosed pursuant to Items 401 or 601 of Regulation S-K under the Securities Act as an exhibit to any Company Report, (ii) is outside of the ordinary course of business of the Company or its Subsidiaries, or (iii) involves the payment or receipt by the Company or any of its Subsidiaries, subsequent to the date of this Agreement, of more than $250,000. All such written Material Contracts are valid, binding and enforceable in accordance with their respective terms (assuming the other parties thereto are bound) and are in full force and effect, except where such invalidity or unenforceability could not reasonably be expected to have a Material Adverse Effect. Except for any such breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under, and, to the Company's knowledge, there are no facts which with notice or the passage of time would cause the Company to be in breach or default under, or give rise to any right of termination, amendment, cancellation or acceleration of other parties under, whether as a result of the consummation of the transactions contemplated hereby or otherwise, any Material Agreement.

     6.19  No Undisclosed Liabilities. Except as disclosed in the Company
           --------------------------
Reports filed and publicly available prior to the date of this Agreement and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999, the Company and its Subsidiaries do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (a) required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes, exhibits or schedules thereto or (b) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     6.20  Litigation. Except as described in the Company Reports, there is no
           ----------
action, suit or proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as disclosed in the Company Reports, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

     6.21  Insurance. Section 6.21 of the Disclosure Letter sets forth all of
           ---------  ------------
the insurance policies of the Company and its Subsidiaries. The Company and its Subsidiaries have insurance coverage with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any activities of the Company or any of its Subsidiaries or any properties owned, occupied or controlled by the Company or any of its Subsidiaries, in such amount as is reasonably prudent.

     6.22  Affiliate Transactions. Except as disclosed with reasonable
           ----------------------
specificity in the Company Reports filed prior to the date of this Agreement, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hands, and any (i) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses),
(ii) record or beneficial owner of five percent or more of the voting securities of the Company of (iii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

     6.23  Opinion of Financial Advisor. The Company has received the opinion of
           ----------------------------
the Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Offer Consideration to be received in the Offer and the Merger by the holders of Common Stock is fair, from a financial point of view, to such holders (other than Purchaser and its affiliates). A complete and correct originally executed copy of such opinion will be delivered by the Company to Purchaser for informational purposes after receipt thereof by the Company. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion (and, subject to prior review and consent by the Financial Advisor, a reference thereto) in the Offer Documents and in the
Schedule 14D-9 and the Proxy Statement, if applicable.

     6.24  Vote Required. The affirmative vote of the holders of a majority of
           -------------
the outstanding shares of Common Stock is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

     6.25  DGCL Section 203; State Takeover Statutes. Prior to the date hereof,
           -----------------------------------------
the Board of Directors has approved this Agreement, the Tender Agreement, the Offer, the Merger and the other transactions contemplated hereby and such approval is sufficient to render inapplicable to this Agreement, the Tender Agreement, the Offer, the Merger and any of such other transactions contemplated hereby, the restrictions on "business combinations" set forth in Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement or the Tender Agreement and no provision of the Company's organizational documents or the organizational documents of any of the Company's Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser or Merger Sub and its affiliates and associates to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company and its Subsidiaries that may be acquired or controlled by Purchaser or Merger Sub and its affiliates and associates.

     6.26  Termination of NBCi Agreement. The Operating Agreement dated as of
           -----------------------------
December 10, 1999 by and between the Company and NBC Internet, Inc. (the "Operating Agreement") shall be terminated on terms and conditions reasonably satisfactory to Purchaser at or prior to consummation of the Offer and shall have no further force or effect.

     6.27  Transaction Expenses. Attached hereto as Exhibit B is a schedule
           --------------------
setting forth all of the costs and expenses the Company expects to incur in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     6.28  Regulatory Filings. Section 6.28 of the Disclosure Letter contains a
           ------------------  ------------
true and complete list of all licenses, certificates, consents, permissions, authorizations and registrations issued or required to be issued by, and all filings made or required to be made with, the Federal Communications Commission or any State Public Utility Commission for the Company and its Subsidiaries to conduct their respective businesses as currently conducted and as proposed to be conducted.

                                   ARTICLE 7
          REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

           Except as set forth in the corresponding sections of the disclosure letter, dated the date hereof, delivered by Purchaser and Merger Sub to the Company at or prior to the delivery of this Agreement (the "Purchaser Disclosure
                                                            --------------------
Letter"), Purchaser and Merger Sub hereby represent and warrant to the Company
------
as follows:

     7.1   Existence; Good Standing; Corporate Authority. Each of Purchaser and
           ---------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority would not materially adversely affect the ability of Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement.

     7.2   Authorization, Validity and Effect of Agreements. Each of Purchaser
           ------------------------------------------------
and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub and by Purchaser as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Documents at the time of execution will have been, duly and validly executed and delivered by Purchaser and Merger Sub, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of the Company) this Agreement constitutes, and such Ancillary Agreements at the time of execution will constitute, the valid and binding obligations of each of Purchaser and Merger Sub, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.3  Offer Documents. None of the Offer Documents, any schedule required to
          ---------------
be filed by Purchaser or Merger Sub with the SEC or any amendment or supplement thereto will contain, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation is made by Purchaser or Merger Sub with respect to information supplied by the Company for inclusion in the Offer Documents, any schedule required to be filed with the SEC or any amendment or supplement thereto. None of the information supplied by Purchaser or Merger Sub for inclusion or incorporation by reference in the Schedule 14D-9 will, at the date of filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time either Purchaser or Merger Sub shall obtain knowledge of any facts with respect to itself, any of its officers or directors or any of its Subsidiaries that would require the supplement or amendment to any of the foregoing documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company, and in the event the Company shall advise Purchaser or Merger Sub as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, Purchaser or Merger Sub shall promptly amend or supplement such document, and such amendment or supplement shall be promptly filed with the SEC, and as required by law disseminated to the stockholders of the Company.

     7.4  No Violation. Neither the execution and delivery of this Agreement or
          ------------
any of the Ancillary Documents by Purchaser and Merger Sub nor the consummation by them of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the respective charter documents of Purchaser or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or a benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrance upon any of the properties of Purchaser or Merger Sub under, or result in there being declared void, voidable or without further binding effect, any contract to which Purchaser or Merger Sub is a party, or by which Purchaser or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby; (c) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby; or (d) violate any laws applicable to Purchaser or Merger Sub or any of their respective assets, except for violations that would not have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby.

     7.5  Financing. Purchaser and Merger Sub collectively have cash on hand or
          ---------
credit facilities with financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable Purchaser and Merger Sub to timely perform their obligations hereunder, including to pay in full (a) the aggregate Merger Consideration and the aggregate Warrant Consideration and (b) all fees and expenses payable by Purchaser and Merger Sub in connection with this Agreement and the transactions contemplated hereby. The source of funds and any commitments related thereto are set forth on the Purchaser Disclosure Letter. At the consummation of the Offer and at the Effective Time, Purchaser will have, and will cause Merger Sub to have, funds available to it sufficient to consummate the Offer and the Merger on the terms contemplated hereby.

     7.6  Purchaser-Owned Shares of Common Stock. As of the date of this
          --------------------------------------
Agreement, neither Purchaser, Merger Sub or their respective Subsidiaries own any shares of Common Stock.

     7.7  Interim Operations of Merger Sub. Merger Sub was formed solely for the
          --------------------------------
purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     7.8  Brokers or Finders. No agent, broker, investment banker, financial
          ------------------
advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Merger Sub other than Chase H&Q.

                                   ARTICLE 8
                                   COVENANTS

     8.1  Interim Operations.
          ------------------

          From and after the date of this Agreement and continuing to the Effective Time, unless Purchaser has consented in writing thereto or except as otherwise expressly contemplated by this Agreement:

     (a)  Ordinary Course. The Company shall, and shall cause each of its
          ---------------
Subsidiaries to, (i) conduct its operations according to its usual, regular and ordinary course of business consistent with past practice, provided, that the
                                                           --------
Company may take into account its financial condition and the need to preserve assets; (ii) use its reasonable best efforts to preserve intact their business organizations, maintain in effect all existing material qualifications, licenses, permits, approvals and other authorizations referred to in Section 6.1
                                                                     -----------
and Section 6.12, keep available the services of their officers and key
    ------------
employees and maintain satisfactory relationships with those persons having business relationships with them; (iii) promptly upon the discovery thereof notify Purchaser of the existence of any breach of any representation or warranty contained herein or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Material Adverse Effect, to no longer be true and correct in any material respect); (iv) promptly deliver to Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement; and (v) maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practices.

     (b)  Organizational Documents.  The Company shall not, and shall not permit
          ------------------------
any of its Subsidiaries to, amend its certificate of incorporation or bylaws or comparable governing instruments.

     (c)  Issuance of Securities. The Company shall not, and shall not permit
          ----------------------
any of its Subsidiaries to, issue, deliver or sell, pledge or register for issuance, delivery or sale any shares of capital stock or other ownership interest in the Company (other than issuances of Common Stock in the ordinary course in respect of any exercise of Options and Warrants outstanding on the date hereof and identified in the Disclosure Letter) or any of its Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, or ownership interest, or convertible or exchangeable securities or accelerate any right to convert or exchange or acquire any securities of the Company or any of its Subsidiaries for any such shares or ownership interest.

     (d)  Changes in Share Capital; Dividends. The Company shall not, and shall
          -----------------------------------
not permit any of its Subsidiaries to, (i) effect any stock split or conversion of any of its capital stock or otherwise change its capitalization as it exists on the date hereof, other than as set forth in this Agreement (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any securities convertible into or exercisable for any shares of its capital stock, other than as set forth in this Agreement or (iii) declare or pay any dividends on or make other distributions in respect of any of its capital stock.

     (e)  Assets and Properties. The Company shall not, and shall not permit any
          ---------------------
of its Subsidiaries to, (i) sell, lease or otherwise dispose of any of its assets or properties (including, but not limited to, capital stock of any of its Subsidiaries and any tangible or intangible assets of the Company or any of its Subsidiaries), except in the ordinary course of business, or create or suffer to exist any Encumbrance on any of its assets or properties; (ii) acquire by merger, purchase or any other manner, any business or entity or otherwise acquire any assets, except for purchases of inventory, supplies or capital expenditures in the ordinary course of business consistent with past practice and the acquisition on commercially reasonable terms of new customers from other DSL providers or (iii) fail to operate, maintain, repair or otherwise preserve its material assets and properties consistent with past practice.

     (f)  Indebtedness. The Company shall not (i) incur or assume any long-term
          ------------
or short-term debt; (ii) assume, endorse, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of the Company or (iii) make or forgive any loans, advances or capital contributions to, or investments in, any other person.

     (g)  Employment Matters; Benefit Plans.
          ---------------------------------

          (i) The Company shall not and shall not permit any of its Subsidiaries to (a) enter into any new employment, severance, consulting or salary continuation agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing officers, directors or employees of the Company; (b) grant any increases in compensation or benefits to (including any severance arrangements, termination pay or stay bonus or other incentive arrangements), or forgive any indebtedness owed to the Company by, any officers, directors or employees of the Company, except for regularly scheduled employee raises in the ordinary course of business consistent with past practices, or raises or forgiveness of indebtedness that, in the case of executive officers, have been approved by the compensation committee of the Board of Directors prior to the date hereof and disclosed to Purchaser or (c) establish, adopt or amend in any material respect (including any increase or acceleration in the payment to or benefits under) or terminate any employee benefit plan, arrangement or policy which would be a Company Benefit Plan if in existence as of the date of this Agreement. The Board of Directors or any committee thereof shall take no action to waive any provision of any Stock Option Plan that would otherwise cause the Options thereunder to be cancelled as of the Effective Time in accordance with their terms and without any further action by the Company, the Board of Directors or any committee thereof.

          (ii) To the extent permitted by applicable law and the terms of the Company Benefit Plans, the Company will, upon the request of Purchaser, terminate and/or amend any Company Benefit Plan, effective immediately prior to the Effective Time.

          (iii) As soon as practicable after the date of this Agreement, the Company and Purchaser shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and to terminate and/or amend the Company Benefit Plans immediately prior to the Effective Time if appropriate) with respect to employees of the Company who will remain employees of the Surviving Corporation following the Effective Time.

          (iv) The Company shall use its reasonable best efforts to correct any and all operational defects with respect to any Company Benefit Plan that qualifies or is intended to qualify under Section 401(a) of the Code. Any contributions required to be made and any submission to the Internal Revenue Service under one of its correction programs shall be made by the Company as soon as commercially reasonable.

     (h)  Insurance. The Company shall not, and shall not permit any of its
          ---------
Subsidiaries to, make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payee to be canceled or terminated.

     (i)  Accounting. The Company shall not, except as may be required by law or
          ----------
GAAP, change any material accounting principles or practices used by the Company or its Subsidiaries.

     (j)  Nasdaq. The Company shall not take any action to cause the Common
          ------
Stock to cease to be traded on the Nasdaq National Market prior to the completion of the Offer or the Merger.

     (k)  Material Agreements. The Company shall not (i) enter into, amend or
          -------------------
terminate any Material Agreement, except in the ordinary course of business consistent with past practice or (ii) enter into, terminate, fail to renew, or accelerate any license, distributorship, dealer, sales representative, joint venture, credit or other agreement if such action could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (l)  Taxes. The Company shall not (i) fail to comply with any applicable
          -----
filing, payment and withholding obligations under all applicable federal, state, local or foreign laws relating to Taxes or (ii) make any tax election or settle or compromise any federal, state, local or foreign income tax liability.

     (m)  Litigation. The Company shall not pay, discharge, settle or satisfy
          ----------
any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of the foregoing in the ordinary course of business consistent with past practice, or, if not in the ordinary course of business, the payment, discharge or satisfaction of the foregoing that, individually and in the aggregate, does not exceed $100,000.

     (n)  Liquidation or Dissolution. The Company shall not adopt a plan of
          --------------------------
complete or partial dissolution or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company.

     (o)  Representations; Warranties and Conditions. The Company shall not, and
          ------------------------------------------
shall not permit its Subsidiaries to, take any action that does, or could reasonably be expected to, result in any of the representations or warranties of the Company set forth in this Agreement becoming untrue in such respect as would cause a failure of the condition set forth in paragraph (c)(i) of Exhibit A.
                                                                  ---------

     (p)  Other Actions.  The Company shall not, and shall not permit its
          -------------
Subsidiaries, to agree in writing or otherwise to take any of the foregoing actions.

     8.2  Company Stockholder Approval; Proxy Statement.
          ---------------------------------------------

     (a) If approval or action in respect of the Merger by the stockholders of the Company is required by applicable law, the Company, through its Board of Directors and in accordance with the DGCL and its certificate of incorporation and bylaws then in effect, shall (i) call a meeting of its stockholders (the "Stockholder Meeting") for the purpose of voting upon the Merger, (ii) hold the
 -------------------
Stockholder Meeting as soon as practicable following the purchase of shares of Common Stock pursuant to the Offer and (iii) unless the Board of Directors approves, recommends or enters into an agreement with respect to a Superior Proposal in accordance with Section 8.8(b), recommend to its stockholders the
                            --------------
approval of this Agreement and the transactions contemplated hereby, including the Merger. The record date for the Stockholder

Meeting shall be a date subsequent to the date Purchaser or Merger Sub becomes a record holder of Common Stock purchased pursuant to the Offer.

     (b) If required by applicable law, the Company will, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement") or, if applicable, an Information
                          ---------------
Statement with the SEC with respect to the Stockholder Meeting and will use reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC and mailed to the Company's stockholders, subject to Section 8.8(b) hereof. The Proxy Statement
                                   --------------
shall include the recommendation of the Board of Directors that the stockholders of the Company vote in favor of approving the agreement of merger (in accordance with Section 251 of the DGCL) contained in this Agreement and the determination of the Board of Directors that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to, and in the best interests of, the stockholders of the Company. The Company will notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Purchaser and its counsel reasonable opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Purchaser and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchaser agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement under applicable law, the Company will prepare and mail to its stockholders such an amendment or supplement.

     (c) The Company represents and warrants that any required Proxy Statement will comply as to form in all material respects with the Exchange Act and, at the respective times filed with the SEC and distributed to stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                           --------  -------
representation or warranty as to any information included in the Proxy Statement that was provided by Purchaser or Merger Sub. Purchaser represents and warrants that none of the information supplied by Purchaser or Merger Sub for inclusion in the Proxy Statement will, at the respective times filed with the SEC and distributed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d)  Subject to clause (iii) of Section 8.2(a), the Company shall use its
                                     --------------
reasonable efforts to obtain the necessary approvals by its stockholders of the Merger, this Agreement and the transactions contemplated hereby.

     (e) Purchaser agrees to cause all shares of Common Stock purchased by Merger Sub pursuant to the Offer and all other shares of Common Stock owned by Purchaser, Merger Sub or any other subsidiary or affiliate of Purchaser to be voted in favor of the approval of the Merger.

     8.3  Filings; Other Action. Subject to the terms and conditions herein
          ---------------------
provided, the Company, Purchaser and Merger Sub shall: (a) as promptly as practicable, (i) make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Offer and, if applicable, the Merger, and request early termination of the waiting period under the HSR Act and (ii) make any required filings with the California Public Utilities Commission; (b) cooperate and consult with one another in, (i) determining which Regulatory Filings are required or permitted to be made prior to the Effective Time with, and which Consents are required or permitted to be obtained prior to the Effective Time from Governmental Entities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and determining which Consents are required to transfer to the Surviving Corporation any Permits or registrations held on behalf of the Company or any of its Subsidiaries by or in the name of distributors, brokers or sales agents; (ii) promptly preparing all Regulatory Filings and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other parties drafts of such material reasonably in advance of the anticipated filing or submission dates; (iii) promptly making all such Regulatory Filings and promptly seeking all such Consents; (iv) defending against any lawsuit or proceeding, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby; and (c) use their reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement (including without limitation those actions described in the foregoing (ii) through (iv)). Each of Purchaser and the Company shall use its reasonable best efforts to contest any proceeding seeking a preliminary injunction or other legal impediment to, and to resolve any objections as may be asserted by any Governmental Entity with respect to, the Offer or the Merger under the HSR Act. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Purchaser and the Surviving Corporation shall take all such necessary action.

     8.4  Publicity. The initial press release relating to this Agreement shall
          ---------
be a joint press release and thereafter the Company and Purchaser shall consult with each other before issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with the Nasdaq National Market with respect thereto.

     8.5  Further Action. Each party hereto shall, subject to the fulfillment at
          --------------
or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger, including the execution of any deeds, bills of sale, assignments, assurances and all such other acts and things necessary, desirable or proper to carry out the purposes of this Agreement. In addition to the foregoing, the Company and its Subsidiaries shall deliver to Purchaser a certificate in form and substance reasonably satisfactory to Purchaser, duly executed and acknowledged, certifying facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

     8.6  Insurance; Indemnity.
          --------------------

     (a) For six years from the Effective Time, the Surviving Corporation shall maintain in effect the Company's and its Subsidiaries' current directors' and officers' liability insurance policies (the "Policies") covering those persons
                                             --------
who are currently covered by the Policies with respect to actions or omissions occurring prior to the Effective Time; provided, however, that in no event shall
                                       --------  -------
the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company and its Subsidiaries for such insurance coverage, and, provided further, that if the
                                               -------- -------
annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain policies with the greatest coverage available for a cost not exceeding such amount.

     (b) The Surviving Corporation shall keep in effect in its bylaws provisions for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time that have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company and its Subsidiaries to the fullest extent permitted by the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses, and shall observe the indemnification agreements existing in favor of past and present officers and directors of the Company and its Subsidiaries, each of which are listed in the Disclosure Letter and copies of which have been previously provided to Purchaser.

     (c)  Subject to Section 8.6(f), from and after the Effective Time, the
                     --------------
Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or similar person of the Company or any Subsidiary, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (collectively, "Losses") in connection with any claims, actions, suits, proceedings,
 ------
arbitrations, investigations or audits (collectively, "Litigation") arising
                                                       ----------
before or after the Effective Time out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time. Without limiting the foregoing, the Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law provided that the person to whom the expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

     (d)  The provisions of this Section 8.6 are intended for the benefit of and
                                 -----------
shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or similar person of the Company or any of its Subsidiaries.

     (e)  If any Litigation described in Section 8.6(c) (each, an "Action")
                                         --------------            ------
arises or occurs, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, provided, that the
                                                           --------
party seeking indemnification pursuant to Section 8.6(c) (each, an "Indemnified
                                          --------------            -----------
Party") shall be permitted to participate in the defense of such Action through
-----
counsel selected by the Indemnified Party, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any actual or potential conflict between the Surviving Corporation and any Indemnified Party or there are additional defenses available to any Indemnified Party, such Indemnified Party shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Party, at the Surviving Corporation's expense; provided, however, that the Surviving Corporation shall not be obligated to pay
--------  -------
the fees and expenses of more than one counsel for any Indemnified Party in any single Action. The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

     (f)  Purchaser shall have no obligations under Section 8.6(c), unless and
                                                    --------------
until the Surviving Corporation is unable to satisfy its indemnification obligations under this Section 8.6.
                       -----------

     8.7  Access to Information. From and after the Effective Time, the Company
          ---------------------
shall, and shall cause each of its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser, reasonable access during normal business hours to
(i) all of their respective facilities and (ii) all of their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its respective Subsidiaries to, furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Purchaser may reasonably request.

     8.8  No Solicitation.
          ---------------

     (a) Unless and until this Agreement shall have been terminated pursuant to and in compliance with Article 10 hereof, neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, employees, representatives or advisors to (i) solicit, initiate, knowingly encourage (including by way of furnishing information) or take any action to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person (other than Purchaser, Merger Sub and their respective affiliates) relating to, other than the transactions contemplated by this Agreement, (A) any acquisition or purchase of any of the assets of the Company and its Subsidiaries or of any class of equity securities of the Company or any of its Subsidiaries, except as required by the terms of this Agreement (B) any tender offer (including a self tender offer) or exchange offer, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (D) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which would or would reasonably be expected to materially dilute the benefits to Purchaser or Merger Sub of the transactions contemplated by this Agreement (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition
                ---------------------
Proposal, (ii) enter into or execute any agreement with respect to any of the foregoing or (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or knowingly assist, facilitate, or encourage, any effort or attempt by any other person (other than any of Purchaser, Merger Sub and their respective affiliates) to do or seek any of the foregoing.

     (b) Nothing contained in this Agreement shall prohibit the Company (i) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a bona fide tender offer or exchange offer; (ii) from making any such disclosure to the Company's stockholders or otherwise if the Board or Directors concludes in good faith, after consultation with its outside legal counsel, that such disclosure is necessary under applicable law or the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law or (iii) from participating in negotiations or discussions with or furnishing information to any person in connection with an Acquisition Proposal not solicited after the date hereof in breach of Section
                                                                      -------
8.8(a) and which is submitted in writing by such person to the Board of
------
Directors after the date of this Agreement; provided, however, that (x) prior to
                                            --------  -------
participating in any such discussions or negotiations or furnishing any information, the Company receives from such person an executed confidentiality agreement on terms not less favorable to the Company than the letter agreements dated July 28, 2000 and December 4, 2000 (the "Confidentiality Agreements") and
                                               --------------------------
(y) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below) and, after consultation with its outside legal counsel, that failure to participate in such negotiations or discussions or furnishing such information would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law. The Company shall notify Purchaser immediately if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the person or entity involved and a copy of any such Acquisition Proposal and thereafter shall keep Purchaser informed, on a current basis, of the status and terms of any such inquiries or Acquisition Proposals and the status of any such negotiations or discussions. The Company shall promptly furnish Purchaser with copies of any written information (and advise it orally of any non-written information) provided to or by any person relating to an Acquisition Proposal to the extent such information has not previously been provided to Purchaser.

     (c) Prior to the purchase of shares of Common Stock pursuant to the Offer, in the event the Board of Directors (by majority vote of all its members) determines in good faith that it has received a Superior Proposal and determines in good faith that taking the following actions would be inconsistent with its fiduciary duties to the Company under applicable law; the Company and the Board of Directors may (i) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement, the Offer or the Merger, (ii) approve or recommend such Superior Proposal to the Company's stockholders, (iii) terminate this Agreement in accordance with Section 10.1(e) and pay the Break-Up Fee (as
                                  ---------------
defined in Section 10.2(d)) and (iv) publicly announce the Board of Directors
           ---------------
intention to do any or all of the foregoing.

     (d) The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and shall use commercially reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. The Company agrees not to release any third party from or waive any provisions of confidentiality in any confidentiality agreement to which Company is a party.

     (e)  "Superior Proposal" means a proposal with respect to any of the
           -----------------
transactions described in clause (A), (B) or (C) of the definition of Acquisition Proposal (with all of the percentages included in the definition of such term raised to 51% for purposes of this definition) with respect to which the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel and financial advisor, (i) is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the proposal, (ii) if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (taking into account any and all modifications proposed by Purchaser) and (iii) is fully financed (or, based on a good faith determination of the Board of Directors, is readily financeable).

     8.9  Interim Financing. Purchaser shall provide the Company with a
          -----------------
$20,000,000 line of credit pursuant to which, beginning on February 1, 2001, whether or not the Offer has been commenced, the Company may borrow all or a portion of such amount for working capital purposes on the terms and conditions set forth in the interim financing term sheet attached hereto as Exhibit C.
                                                                 ---------

     8.10 Rescission Offers.
          -----------------

     (a) As promptly as practicable after the execution of this Agreement, the Company shall make an offer (the "Rescission Offer") to each stockholder of the
                                  ----------------
Company that issued a promissory note to the Company at any time after December 31, 2000 for the purchase price of shares of Common Stock in connection with the early exercise of such stockholder's Options (collectively, the "2000 Promissory Notes"), each of which
                                          ---------------------
is identified in the Disclosure Letter, to rescind the transaction in which such 2000 Promissory Notes were issued and, on or before December 31, 2000, 80% of the aggregate outstanding principal amount of such 2000 Promissory Notes shall have been cancelled and the shares of Common Stock purchased with the proceeds of such 2000 Promissory Notes shall have been cancelled and returned to the Company and the applicable Options shall have been reinstated, thereby rescinding the transactions in which such 2000 Promissory Notes were issued. The transactions in which the remaining 20% of the aggregate outstanding principal amount of such 2000 Promissory Notes were issued shall have been rescinded as described in the foregoing sentence on or before the Closing Date. Concurrently with each such rescission, each such stockholder shall enter into a General Release Agreement with the Company substantially in the form of Exhibit D hereto
                                                                ---------
(the "Release Agreement").
      -----------------

     (b) As promptly as practicable after the execution of this Agreement, but in any event on or before the date the Offer is commenced, the Company shall make a Rescission Offer to each stockholder of the Company that issued a promissory note issued to the Company during December 1999 for the purchase price of shares of Common Stock in connection with the early exercise of such stockholder's Options (collectively, the "1999 Promissory Notes"), each of which
                                          ---------------------
is identified in the Disclosure Letter, and on or before the Closing Date, such 1999 Promissory Notes shall have been cancelled and the shares of Common Stock purchased with the proceeds of such 1999 Promissory Notes shall have been cancelled and returned to the Company and the applicable Options shall have been reinstated, thereby rescinding the transactions in which such 1999 Promissory Notes were issued. Concurrently with such rescission, each such stockholder shall enter into the General Release Agreement.

                                   ARTICLE 9
                                  CONDITIONS

     9.1  Conditions to Each Party's Obligation to Effect the Merger. The
          ----------------------------------------------------------
respective obligation of Purchaser, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

     (a)  Consummation of the Offer.  Merger Sub shall have accepted for payment
          -------------------------
and paid for all shares of Common Stock validly tendered in the Offer and not withdrawn.

     (b)  Stockholder Approval. This Agreement shall have been adopted by the
          --------------------
affirmative vote of the holders of the requisite number of shares of capital stock of the Company if such vote is required pursuant to Company's certificate of incorporation, the DGCL or other applicable law; provided, however, that
                                                    --------  -------
neither Purchaser nor Merger Sub may invoke this condition if either of them or any of their respective affiliates shall have failed to vote the shares of Common Stock held by it in favor of this Agreement and the Company may not invoke this condition if the Company shall have failed to fulfill its obligations under Section 8.2.
                  -----------

     (c)  HSR Act and Other Regulatory Approvals. All necessary waiting periods
          --------------------------------------
under the HSR Act that are applicable to the Merger shall have expired or been earlier terminated, and all other necessary approvals from any other Governmental Entity that are applicable to the Merger shall have been obtained, except for such approvals the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

     (d)  No Injunctions or Restraints. No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing, restraining or restricting the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use commercially
--------  -------
reasonable efforts to have any such order, injunction or restraint vacated.

                                  ARTICLE 10
                        TERMINATION; AMENDMENT; WAIVER

     10.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time by Purchaser or the Company, whether before or after adoption of this Agreement and the matters contemplated herein, including the Merger, by the Company's stockholders:

     (a) by the mutual written consent of the Company and Purchaser by action of their respective board of directors; or

     (b)  by Purchaser or the Company:

          (i) if the Effective Time shall not have occurred on or before the date which is eight months from the date of this Agreement (provided that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose breach of any representation or warranty in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);

          (ii) if, upon a vote at the Stockholder Meeting, or any adjournment thereof, the adoption of this Agreement by the stockholders of the Company required by the DGCL shall not have been obtained (provided that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to Purchaser if Purchaser, Merger Sub or any of their affiliates shall have failed to vote the shares of Common Stock held by them in favor of adoption of this Agreement, and shall not be available to the Company, if the Company shall have failed to fulfill its obligations under Section 8.2);
                                        -----------

          (iii) if there shall be any statute, law, rule or regulation that makes consummation of the Offer or the Merger illegal or prohibited or if any court of competent jurisdiction or other Governmental Entity shall have issued an order, judgment, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, judgment, decree, ruling or other action shall have become final and non-appealable; or

          (iv) if the Offer terminates or expires as a result of the failure of any condition specified in Exhibit A without Merger Sub having purchased any
                           ---------
shares of Common Stock thereunder (provided that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of any such condition); or

     (c) by the Company, upon a material breach of any covenant or agreement on the part of Purchaser or Merger Sub set forth in this Agreement, or if the representations or warranties of Purchaser set forth herein shall be or shall have become untrue, such that the condition set forth in paragraph (c)(i) of Exhibit A hereto would not be satisfied (a "Terminating Purchaser Breach");
---------                                   ----------------------------
provided, however, that, if such Terminating Purchaser Breach is reasonably
--------  -------
capable of being cured by Purchaser or Merger Sub, as the case may be, and has not been cured within ten Business Days after the Company has furnished Purchaser with written notice of such Terminating Purchaser Breach, through the exercise of best efforts, so long as Purchaser or Merger Sub, as the case may be, continues to exercise such best efforts, the Company may not terminate this Agreement pursuant to this Section 10.1(c) prior to the expiration of such ten
                           ---------------
Business Day period; or

     (d) by the Company, if (i) Purchaser or Merger Sub shall have failed to commence the Offer by February 1, 2001, (ii) Purchaser or Merger Sub (or Merger Sub's assignee) shall have failed to comply with its payment obligations under this Agreement with respect to any shares of Common Stock accepted for payment pursuant to the Offer; provided, however, that the breach of any representation
                       --------  -------
or warranty by the Company or the failure of the Company to fulfill any obligation under this Agreement has not been the cause of, or resulted in, the failure to purchase such shares pursuant to the Offer, or (iii) any change to the Offer is made in contravention of the provisions of Article 1; or
                                                        ---------

     (e) by the Company, if the Company approves and enters into an agreement providing for the Company to engage in a Superior Proposal; provided, however,
                                                            --------  -------
that the right to terminate this Agreement pursuant to this Section 10.1(e)
                                                            ---------------
shall not be available unless (i) the Company has complied with all provisions of Section 8.8, including the notice provisions therein, (ii) the Company has
   -----------
delivered to Purchaser a written notice of the Company's intent to enter into an agreement to effect a Superior Proposal, (iii) five Business Days have elapsed following delivery to Purchaser of such written notice by the Company, (iv) during such five Business Day period the Company has reasonably cooperated with Purchaser, including informing Purchaser of the terms and conditions of the Acquisition Proposal and identifying the person making the Acquisition Proposal, with the intent of enabling Purchaser to make a matching offer so that the transactions contemplated hereby may be effected, (v) at the end of such five Business Day period the Board of Directors continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal; provided, further,
                                                          --------  -------
however, that no termination shall be effective pursuant to this Section 10.1(e)
-------                                                          ---------------
unless concurrently with such termination, a Break-Up Fee is paid in full by the Company in accordance with Section 10.2; or
                           ------------

     (f) by Purchaser, prior to the consummation of the Offer, if (i) the Board of Directors of the Company (or any committee thereof) withdraws, amends or modifies, its approval of this

Agreement and the transactions contemplated hereby, or its recommendation that the holders of the shares of Common Stock accept the Offer and tender all of their shares of Common Stock to Merger Sub and approve this Agreement and the transactions contemplated hereby (or, in each case, publicly announces its intention to do so) in a manner adverse to Purchaser or Merger Sub, (ii) the Company approves, recommends or enters into an agreement with respect to, or consummates, an Acquisition Proposal, or (iii) the Company fails, as promptly as practicable, to mail the Schedule 14D-9 to its stockholders (provided that the failure of Purchaser or Merger Sub to fulfill any of their material obligations under this Agreement shall not have been the cause of, or resulted in, the failure by the Company to mail the Schedule 14D-9) or failed to include in such
Schedule 14D-9 the recommendations described in Section 1.3(a); or
                                                --------------

     (g)  by Purchaser, if any of the conditions set forth in Exhibit A shall
                                                              ---------
have become forever incapable of fulfillment and shall not have been waived by all applicable parties; or

     (h) by Purchaser, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if the representations or warranties of the Company set forth herein shall be or shall have become untrue such that the condition set forth in paragraph (c)(i) of Exhibit A would
                                                                ---------
not be satisfied (a "Terminating Company Breach"); provided, however, that, if
                     --------------------------    --------  -------
such Terminating Company Breach is reasonably capable of being cured by the Company and has not been cured within ten Business Days after the Purchaser has furnished the Company with written notice of such Terminating Company Breach, through the exercise of best efforts, so long as the Company continues to exercise such best efforts, Purchaser may not terminate this Agreement pursuant to this Section 10.1(h) prior to the expiration of such ten Business Day period;
        ---------------
or

     (i) by Purchaser, if the Tender Agreement shall not be in full force and effect or any Significant Stockholders shall have breached in any material respect any representation, warranty or covenant contained in the Tender Agreement.

     10.2 Effect of Termination.
          ---------------------

     (a) In the event of termination of this Agreement by either Purchaser or the Company pursuant to Section 10.1, this Agreement, except for the provisions
                        ------------
of Section 1.3(c), Section 8.4, and Article 11, shall become void and there
   --------------  -----------      ----------
shall be no liability (except as set forth below) on the part of any party or its affiliates, directors, officers, employees, stockholders, agents or advisors. Nothing herein shall relieve any party from liability for any intentional breach of this Agreement.

     (b) In the event that this Agreement is terminated by the Company pursuant to Section 10.1(e) or by Purchaser pursuant to Section 10.1(f), the Company
   ---------------                             ---------------
shall pay Purchaser by wire transfer of immediately available funds to an account designated by Purchaser on the next Business Day following the termination of this Agreement (or, in the case of a termination pursuant to
Section 10.1(e), concurrently with the effectiveness of such termination), an
---------------
amount equal to $6,100,000 (the "Break-Up Fee").
                                 ------------

     (c)  If all of the following events have occurred:

          (i) an Acquisition Proposal is commenced, publicly disclosed, publicly proposed or otherwise communicated to the Company at any time on or after the date of this Agreement and prior to the consummation of the Offer and either Purchaser or the Company terminates this Agreement pursuant to Section 10.1(b)(i) or Section 10.1(b)(iv); and

          (ii) thereafter, within 12 months of the date of termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal described in clause (i) above (or any other Acquisition Proposal whether or not described in clause (i) above if such Acquisition Proposal is made by any person (or affiliate thereof) who made any Acquisition Proposal described in clause (i) above), then, the Company shall pay to Purchaser concurrently with the execution of the relevant definitive agreement an amount equal to the Break-Up Fee plus the Purchaser Expenses.

     (d) The Company shall (provided that neither Purchaser nor Merger Sub is then in material breach of its obligations under this Agreement) upon the termination of this Agreement pursuant to Section 10.1(e) or Section 10.1(f),
                                          ---------------    ---------------
promptly, but in no event later than two Business Days following written notice thereof, together with reasonable supporting documentation, reimburse Purchaser and Merger Sub, in an aggregate amount of up to $2,000,000, for all reasonable out-of-pocket expenses and fees (including fees payable to investment banking firms and other financial institutions, and their respective agents and counsel, and fees of counsel, accountants, financial printers, advisors, experts and consultants to Purchaser and its affiliates), whether incurred prior to, concurrently with or after the execution of this Agreement, in connection with the Offer or the Merger, the financing thereof or consents related hereto (collectively, the "Purchaser Expenses").
                    ------------------

     10.3 Amendment. To the extent permitted by applicable law, this Agreement
          ---------
may be amended by action taken by or on behalf of the Boards of Directors of the Company and Purchaser at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such adoption, no amendment shall be made that decreases the Merger Consideration or that adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     10.4 Extension; Waiver. At any time prior to the Effective Time, the
          -----------------
parties hereto, by action taken by or on behalf of the boards of directors of the Company (subject to Section 1.4) and Purchaser, may to the extent legally
                        -----------
allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements or conditions contained herein, except after adoption of this Agreement by the stockholders of the Company, for any waiver that has the effect of decreasing the Merger Consideration or that adversely affects the rights of the Company's stockholders hereunder without approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE 11
                              GENERAL PROVISIONS

     11.1 Nonsurvival of Representations and Warranties. None of the
          ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. The parties hereto agree that those covenants and agreements contained herein and in any instrument delivered pursuant to this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time shall survive the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Purchaser or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     11.2 Notices. Any notice required to be given hereunder shall be sufficient
          -------
if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          If to Purchaser or Merger Sub:       If to the Company:

          Hughes Electronics Corporation       Telocity Delaware, Inc.
          200 North Sepulveda Blvd.            10355 North De Anza Blvd.
          El Segundo, California 90245         Cupertino, California 95014
          Facsimile: (310) 322-1862            Facsimile: (408) 863-4783
          Attention: General Counsel           Attention: General Counsel

          With a copy to:                      With a copy to:

          Latham & Watkins                     Gray Cary Ware & Freidenrich LLP
          633 West Fifth Street, Suite 4000    400 Hamilton Avenue
          Los Angeles, California 90071        Palo Alto, California 94301
          Facsimile: (213) 891-8763            Facsimile: (650) 327-3699
          Attention: Gary Olson, Esq.          Attention: Gregory M. Gallo, Esq.
                                                        Diane Holt Frankle, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     11.3 Assignment; Binding Effect. Neither this Agreement nor any of the
          --------------------------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that either Purchaser
                                      --------  -------
or Merger Sub (or both) may assign its rights hereunder (including, without limitation, the right to make the Offer or to purchase shares of Common Stock in the Offer) to a wholly owned Subsidiary of Purchaser or Merger Sub but nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 8.6 and 8.7, nothing in this Agreement, expressed or
                  ------------     ---
implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Entire Agreement. This Agreement, the Disclosure Letter, the Purchaser
          ----------------
Disclosure Letter, the Exhibit hereto, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     11.5 Fees and Expenses. Whether or not the Offer or Merger is consummated
          -----------------
and except as set forth in Section 10.2(d), all costs and expenses incurred in
                           ---------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided, however, that the expenses
                                           --------  -------
incurred in connection with the printing, filing and mailing to the stockholders of the Company of the Offer Documents shall be paid by the Company and Purchaser equally if this Agreement is terminated pursuant to one or more of the provisions set forth in Article 10.

     11.6 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Los Angeles,

California for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

     11.7  Headings.  Headings of the Articles and Sections of this Agreement
           --------
are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     11.8  Interpretation. In this Agreement, unless the context otherwise
           --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, (a) the words "Subsidiary," "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act, (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close and (c) "knowledge" means the actual knowledge after reasonable inquiry of any executive officer of the Company or Purchaser, as the case may be. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

     11.9  Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.10 Enforcement of Agreement. The parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Los Angeles, California, this being in addition to any other remedy to which they are entitled at law or in equity. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

     11.11 Counterparts. This Agreement may be executed by the parties hereto in
           ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     11.12 Guaranty by Purchaser. Purchaser hereby unconditionally and
           ---------------------
irrevocably guarantees the performance by Merger Sub of all of Merger Sub's obligations under this Agreement and the post-closing performance by the Surviving Corporation (or any successor thereto) of the Surviving Corporation's post-closing obligations pursuant to Section 5.3(f) or Section 8.6 hereof.
                                     --------------    -----------

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                               PURCHASER:
                                               ---------

                                               HUGHES ELECTRONICS CORPORATION



                                               By: /s/ Larry D. Hunter
                                                  ------------------------------
                                                  Name:  Larry D. Hunter
                                                  Title: Vice President


                                               MERGER SUB:
                                               ----------

                                               DIRECTV BROADBAND INC.



                                               By: /s/ Larry D. Hunter
                                                  ------------------------------
                                                  Name:  Larry D. Hunter
                                                  Title: Vice President


                                               COMPANY:
                                               -------

                                               TELOCITY DELAWARE, INC.



                                               By: /s/ Patti S. Hart
                                                  ------------------------------
                                                  Name:  Patti S. Hart
                                                  Title: President & Chief
                                                          Executive Officer

                                   EXHIBIT A

                            CONDITIONS OF THE OFFER

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement and Plan of Merger, dated as of December 21, 2000 (the "Merger Agreement"), among Purchaser, Merger Sub and
                           ----------------
the Company.

          Notwithstanding any other term of the Merger Agreement, Merger Sub shall not be required to accept for payment, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) of the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Common Stock not theretofore accepted for payment or paid for and may delay the acceptance for payment or, subject to the restriction referred to above, payment of any shares of Common Stock tendered pursuant to the Offer and may terminate or amend the Offer as to such shares of Common Stock unless the following conditions have been satisfied (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Common Stock which would represent at least a majority of the outstanding shares of Common Stock on a fully diluted basis (assuming the exercise of all Options and Warrants to purchase shares of Common Stock that are then exerciseable and any other rights to acquire shares of Common Stock on the date of purchase) (collectively, the "Minimum Condition") and (ii) any waiting period under the
                    -----------------
HSR Act shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or the Merger Agreement, Merger Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if at any time on or after the date of the Merger Agreement and prior to the expiration of the Offer any of the following conditions exist or shall occur and remain in effect:

          (a) any United States or state Governmental Entity shall have enacted, issued, promulgated, enforced, instituted or entered any statute, rule, regulation, executive order, decree, injunction, action, application or claim or other order that is in effect or pending (a "Claim"), (i)
                                                              -----
     challenging or prohibiting the acquisition by Purchaser or Merger Sub of the shares of Common Stock pursuant to the Merger Agreement, including the Offer or the Merger, (ii) restraining or prohibiting the making or consummation of the Merger Agreement, including the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, (iii) seeking to obtain from Purchaser or Merger Sub any damages that arise out of the transactions contemplated by this Agreement and could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if such damages were assessed against the Company,
     (iv) restraining or prohibiting, or limiting in any material respect, the ownership or operation by Purchaser or Merger Sub of any material portion of the business or assets of the Company and its Subsidiaries taken as a whole, (v) seeking to compel Purchaser or Merger Sub to dispose of or forfeit material incidents of control of all or any material portion of the business or assets of the Company or any of its Subsidiaries, (vi) imposing limitations on the ability of Purchaser, Merger Sub or any other Subsidiary of Purchaser effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by Purchaser or Merger Sub on all matters properly presented to the Company's stockholders, or (vii) seeking to require divestiture by Merger Sub or Purchaser of any shares of Common Stock; or

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, promulgated, entered, enforced or deemed applicable to the Offer, the Merger or the Merger Agreement, or any other action shall have been taken by any government, Governmental Entity or court, domestic or foreign, other than the routine application to the Offer or the Merger of waiting periods under the HSR Act, that has, or has a substantial likelihood of resulting in, any of the consequences referred to in paragraph (a) above; or

          (c)(i) the representations and warranties made by the Company in Articles 1 and 6 of the Merger Agreement shall not be true and correct as of the date of consummation of the Offer as though made on and as of that date (other than representations and warranties made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specified date) except for any breach or breaches that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations, covenants or agreements under the Merger Agreement (other than those obligations, covenants or agreements under
     Section 5.2(e), with respect to which the Company shall have performed in
     --------------
     all respects) and, with respect to any such breach or failure that can be remedied, the failure is not remedied within 10 Business Days after Purchaser has furnished the Company with written notice of such breach or failure; or

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, any other national securities exchange or the Nasdaq National Market, (ii) the declaration of a banking moratorium or any mandatory suspension of payments in respect of banks in the United States, (iii) any mandatory limitation by any United States governmental authority that materially and adversely affects the extension of credit by banks or other financial institutions, (iv) a change in general financial bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or
     (v) in the case of any of the foregoing existing on the date of the Agreement, a material acceleration or worsening thereof; or

          (e) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Purchaser or Merger Sub (including by amendment of the Schedule

     14D-9) its approval of the Merger Agreement and the transactions contemplated thereby, or its recommendation that the holders of the shares of Common Stock accept the Offer and tender all of their shares of Common Stock to Merger Sub and approve the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, or shall have approved or recommended any Acquisition Proposal or Superior Proposal; or

          (f) any Option will, pursuant to its terms, remain outstanding after consummation of the Offer or any Warrant will, pursuant to its terms, remain outstanding after consummation of the Offer and be exercisable for anything other than the Offer Consideration; or

          (g) 80% of the aggregate outstanding principal amount of the 2000 Promissory Notes shall not have been cancelled on or before December 31, 2000 and the shares of Common Stock purchased with the proceeds of such 2000 Promissory Notes shall not have been cancelled and returned to the Company;

          (h) the Merger Agreement shall have been terminated in accordance with its terms; or

          (i) there shall have occurred any events or states of fact that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect as determined by the board of directors of Purchaser.

          The foregoing conditions are for the sole benefit of Purchaser and Merger Sub and may be asserted by Purchaser and Merger Sub regardless of the circumstances (including any action or inaction by Purchaser) giving rise to any such condition and, except for the Minimum Condition, may be waived by Purchaser or Merger Sub, in whole or in part, at any time and from time to time, in the sole discretion of Purchaser. The failure by Purchaser or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

          Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Common Stock not theretofore accepted for payment shall forthwith be returned by the Paying Agent to the tendering stockholders.